CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, par value $0.001 per share	19,166,667	$15.00	$287,500,005	$37,317.50

(1)
Includes 2,500,000 ordinary shares issuable upon exercise of the underwriters’ option to acquire additional ordinary shares.

(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-237999
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 5, 2020)
16,666,667 Ordinary Shares
NORWEGIAN CRUISE LINE HOLDINGS LTD.
We are offering 16,666,667 ordinary shares, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our ordinary shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “NCLH.” On July 15, 2020, the closing price of our ordinary shares on the NYSE was $18.50.
Our amended and restated bye-laws (our “bye-laws”) contain restrictions on the ownership and transfer of our ordinary shares. See “Description of Share Capital — Ordinary Shares — Transfer Restrictions” in the accompanying prospectus.
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement and the risk factors included in the information incorporated by reference in this prospectus supplement and the accompanying prospectus to read about certain factors you should consider before buying our ordinary shares.
	Per Share	Total
Public offering price	$15.00	$250,000,005
Underwriting discount(1)	$0.525	$8,750,000
Proceeds, before expenses, to the Company	$14.475	$241,250,005

(1)
See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option to acquire from us up to 2,500,000 additional shares at the offering price less the underwriting discounts of $0.525 per share. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.
The underwriters expect to deliver the ordinary shares to purchasers on or about July 21, 2020.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Companies Act 1981 of Bermuda (the “Companies Act”), which regulates the sale of securities in Bermuda. Further, the Bermuda Monetary Authority (the “BMA”) must approve all issues and transfers of shares of a Bermuda exempted company under the Exchange Control Act of 1972 and regulations thereunder (together, the “ECA”). The BMA has given a general permission which will permit the issue of the ordinary shares and the free transferability of such shares under the ECA so long as voting securities of the Company are admitted to trading on the NYSE or any other appointed stock exchange.
Joint Book-Running Managers
J.P. Morgan	Citigroup	Goldman Sachs & Co. LLC
Barclays	Mizuho Securities	UBS Investment Bank
Co-Managers
BNP PARIBAS	Credit Agricole CIB	HSBC	SOCIETE GENERALE
The date of this prospectus supplement is July 16, 2020.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the ordinary shares we are offering hereby. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any related free writing prospectus that we prepare and distribute. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-iii

TERMS USED IN THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to (i) the “Company,” “NCLH,” “we,” “our” and “us” refer to Norwegian Cruise Line Holdings Ltd. and its subsidiaries (including Prestige (as defined below), except for periods prior to the consummation of the Acquisition of Prestige (as defined below)), (ii) the “Issuer” refer to Norwegian Cruise Line Holdings Ltd. and not its subsidiaries, (iii) “NCLC” refer to NCL Corporation Ltd., a wholly-owned direct subsidiary of the Company, (iv) “ordinary shares” refer to our ordinary shares, par value $0.001 per share, (v) “Norwegian Cruise Line” or “Norwegian” refer to the Norwegian Cruise Line brand and its predecessors, (vi) “Prestige” refer to Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.), together with its consolidated subsidiaries, including Prestige Cruise Holdings S. de R.L. (formerly Prestige Cruise Holdings, Inc.), Prestige’s direct wholly-owned subsidiary, which in turn is the parent of Oceania Cruises S. de R.L. (formerly Oceania Cruises, Inc.) (“Oceania Cruises”) and Seven Seas Cruises S. de R.L. (“Regent”) (Oceania Cruises also refers to the brand by the same name and Regent also refers to the brand Regent Seven Seas Cruises), (vii) “2024 Senior Notes” mean NCLC’s 3.625% Senior Notes due 2024, (viii) “2024 Exchangeable Notes” mean NCLC’s 6.00% Exchangeable Senior Notes due 2024, (ix) “2024 Secured Notes” mean NCLC’s 12.25% Senior Secured Notes due 2024 and (x) “2026 Exchangeable Notes” mean NCLC’s Exchangeable Senior Notes due 2026. References to the “U.S.” are to the United States of America, and “dollar(s)” or “$” are to U.S. dollars.
In addition, this prospectus supplement includes certain non-GAAP financial measures, such as Net Revenue, Net Yield, Adjusted EBITDA and Ship Contribution. Definitions of these non-GAAP financial measures are included below. For further information about our non-GAAP financial measures including detailed adjustments made in the calculation of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, we refer you to “Prospectus Supplement Summary — Summary Consolidated Financial Data” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which appear in our 2019 Annual Report and our Quarterly Report (each as defined below) incorporated by reference in this prospectus supplement. Unless otherwise indicated in this prospectus supplement, the following terms have the meanings set forth below:
•
2024 Exchangeable Notes Offering.   On May 8, 2020, pursuant to an indenture among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank National Association, as trustee, NCLC issued $862.5 million aggregate principal amount of 2024 Exchangeable Notes.

•
2024 Secured Notes Offering.   On May 14, 2020, pursuant to an indenture among NCLC, as issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee and security agent, NCLC issued $675.0 million aggregate principal amount of 2024 Secured Notes.

•
2026 Exchangeable Notes Offering.   On May 28, 2020, pursuant to an indenture among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank National Association, as trustee, NCLC issued $400.0 million aggregate principal amount of 2026 Exchangeable Notes.

•
Acquisition of Prestige.   In November 2014, we acquired Prestige in a cash and stock transaction for total consideration of $3.025 billion, including the assumption of debt.

•
Adjusted EBITDA.   EBITDA adjusted for other income (expense), net and other supplemental adjustments.

•
Allura Class Ships.   Oceania Cruises’ two ships on order.

•
Berths.   Double occupancy capacity per cabin (single occupancy per studio cabin) even though many cabins can accommodate three or more passengers.

•
Capacity Days.   Available Berths multiplied by the number of cruise days for the period.

•
EBITDA.   Earnings before interest, taxes, and depreciation and amortization.

•
Explorer Class Ships.   Regent’s Seven Seas Explorer, Seven Seas Splendor, and an additional ship on order.

•
GAAP.   Generally accepted accounting principles in the U.S.

•
Gross Yield.   Total revenue per Capacity Day.

S-iv

•
Load Factor.   The ratio of Passenger Cruise Days to Capacity Days. A percentage in excess of 100% indicates that three or more passengers occupied some staterooms.

•
May Equity Offering.   On May 8, 2020, pursuant to an underwriting agreement between NCLH and Goldman Sachs & Co. LLC, as representative of the underwriters named therein, NCLH issued 41,818,181 ordinary shares at a price to the public of $11.00 per share.

•
Net Revenue.   Total revenue less commissions, transportation and other expense and onboard and other expense.

•
Net Yield.   Net Revenue per Capacity Day.

•
Norwegian Epic Credit Facility.   NCLC’s $675.0 million senior secured revolving credit facility.

•
Passenger Cruise Days.   The number of passengers carried for the period, multiplied by the number of days in their respective cruises.

•
Project Leonardo.   The next generation of ships for our Norwegian brand.

•
Revolving Loan Facility.   NCLC’s $875.0 million senior secured revolving credit facility.

•
Secondary Equity Offering(s).   Secondary public offering(s) of our ordinary shares in December 2018, March 2018, November 2017, August 2017, December 2015, August 2015, May 2015, March 2015, March 2014, December 2013 and August 2013.

•
Senior Secured Credit Facility.   The credit agreement, originally dated as of May 24, 2013, as amended and restated on October 31, 2014, June 6, 2016, October 10, 2017 and January 2, 2019, and as further amended and restated on May 8, 2020, by and among NCLC and Voyager Vessel Company, LLC, as co-borrowers, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and various lenders and agents, providing for a senior secured credit facility consisting of (i) the Revolving Loan Facility and (ii) the Term Loan A Facility.

•
Ship Contribution.   Total revenue less total cruise operating expense.

•
Term Loan A Facility.   NCLC’s $1.6 billion secured term loan A facility.

S-v

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.
We make available free of charge through our website at http://www.nclhltdinvestor.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus supplement, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.
We filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus supplement and accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus supplement and accompanying prospectus summarize provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

S-vi

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus supplement. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the:
•
Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, as updated by our Current Report on Form 8-K, filed on May 5, 2020, and as further updated by our Current Report on Form 8-K, filed on July 8, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K) (our “2019 Annual Report”);

•
Information incorporated by reference in our 2019 Annual Report from our definitive proxy statement on Schedule 14A, filed on April 28, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 15, 2020 (our “Quarterly Report”);

•
Current Reports on Form 8-K, filed on March 9, 2020, March 16, 2020, April 24, 2020, May 4, 2020, May 5, 2020, May 5, 2020, May 8, 2020, May 11, 2020, May 15, 2020, May 28, 2020, June 3, 2020, June 10, 2020, June 19, 2020, July 8, 2020 and July 14, 2020 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•
“Description of Securities of Norwegian Cruise Line Holdings Ltd.” set forth on Exhibit 4.3 to our 2019 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until the date all of the ordinary shares offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can also obtain from us without charge copies of any document incorporated by reference in this prospectus supplement, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus supplement incorporates) by requesting such materials in writing or by telephone from us at:
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: Investor Relations
(305) 436-4000

S-vii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus supplement, the accompanying prospectus, information incorporated by reference herein or therein and any related free-writing prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus supplement, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the novel coronavirus (“COVID-19”) pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of:
•
the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

•
our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;

•
coordination and cooperation with the U.S. Centers for Disease Control and Prevention (“CDC”), the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;

•
the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;

•
our success in reducing operating expenses and capital expenditures and the impact of any such reductions;

•
our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;

•
trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

•
the unavailability of ports of call;

•
future increases in the price of, or major changes or reduction in, commercial airline services;

•
our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

•
adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;

•
adverse incidents involving cruise ships;

•
adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets,

S-viii

and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;
•
our potential future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;

•
any further impairment of our trademarks, trade names or goodwill;

•
breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

•
changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

•
mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

•
the risks and increased costs associated with operating internationally;

•
fluctuations in foreign currency exchange rates;

•
overcapacity in key markets or globally;

•
our expansion into and investments in new markets;

•
our inability to obtain adequate insurance coverage;

•
our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

•
pending or threatened litigation, investigations and enforcement actions;

•
volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

•
our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

•
our reliance on third parties to provide hotel management services for certain ships and certain other services;

•
our inability to keep pace with developments in technology;

•
changes involving the tax and environmental regulatory regimes in which we operate; and

•
other factors set forth under “Risk Factors,” including those described under the section entitled “Risk Factors” in our 2019 Annual Report and our Quarterly Report, which are incorporated by reference in this prospectus supplement.

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.
The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

S-ix

PROSPECTUS SUPPLEMENT SUMMARY
This summary includes highlights of more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before investing in our ordinary shares. You should read, in their entirety, this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the “Risk Factors” section of this prospectus supplement, our 2019 Annual Report, our Quarterly Report and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” for more information.
Our Company
We are a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. As of March 31, 2020, we had 28 ships with approximately 59,150 Berths and had orders for nine additional ships to be delivered through 2027, subject to certain conditions.
We have one Explorer Class Ship on order for delivery in 2023. We have two Allura Class Ships on order for delivery in 2022 and 2025. Project Leonardo will introduce an additional six ships with expected delivery dates from 2022 through 2027. These additions to our fleet will increase our total Berths to approximately 82,000. We expect that the effects of COVID-19 on the shipyards where our ships are under construction (or will be constructed) will result in delays in ship deliveries and such delays may be prolonged. See “— Recent Developments — COVID-19.”
Our brands offer itineraries to worldwide destinations including Europe, Asia, Australia, New Zealand, South America, Africa, Canada, Bermuda, Caribbean, Alaska and Hawaii. Norwegian’s U.S.-flagged ship, Pride of America, provides the industry’s only entirely inter-island itinerary in Hawaii.
All of our brands offer an assortment of features, amenities and activities, including a variety of accommodations, multiple dining venues, bars and lounges, spa, casino and retail shopping areas and numerous entertainment choices. All brands also offer a selection of shore excursions at each port of call as well as hotel packages for stays before or after a voyage.
Recent Developments
COVID-19
The COVID-19 global pandemic is having significant negative impacts on our business. In particular:
•
In March 2020, the Company implemented a voluntary suspension of all cruise voyages across its three brands, which has subsequently been extended into the third quarter 2020. The Company’s voyage suspension currently includes all voyages embarking through September 30, 2020. In addition, the Company has cancelled select voyages through October 2020 due to travel and port restrictions including Canada and New England sailings.

•
On March 14, 2020, concurrent with our and the broader cruise industry’s suspension, the CDC issued a No Sail Order through April 13, 2020, which was subsequently extended through July 24, 2020. On July 16, 2020, the CDC modified its existing No Sail Order to extend it until the earliest of (a) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (b) the date the Director of the CDC rescinds or modifies the No Sail Order or (c) September 30, 2020. In addition, the duration of any voluntary suspensions the Company has implemented and resumption of operations outside of the United States will be dependent, in part, on various travel restrictions and travel bans issued by various countries around the world, as well as the availability of ports around the world.

•
All guests were disembarked from the 28 ships in the Company’s fleet by March 28, 2020.

•
The Company continues to work to provide safe passage home to its crew who remain onboard its vessels. To date, the Company has repatriated approximately 22,000 crew members, the vast majority of its crew, with fewer than 2,120 crew members remaining onboard its vessels across its three brands as of July 12, 2020 who are awaiting repatriation. In an effort to repatriate crew as soon as possible, the Company is leveraging its fleet around the world to assist with the repatriation efforts along with utilizing scheduled chartered flights for the remainder of the crew.

•
Prior to the suspension of cruise voyages, the Company had begun developing a comprehensive and multi-faceted strategy to enhance its already rigorous health and safety protocols to address the unique public health challenges posed by COVID-19, including enhanced screenings, upgraded cleaning and disinfection protocols and plans for social distancing. Several of these protocols were put in place prior to the voyage suspension. In July 2020, the Company announced a collaboration with Royal Caribbean Group to form a group of experts called the “Healthy Sail Panel” to develop enhanced cruise health and safety standards in response to the global COVID-19 pandemic. The panel is co-chaired by Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration, and Governor Mike Leavitt, former Secretary of the U.S. Department Health and Human Services. The panel’s members are globally recognized experts from various disciplines, including public health, infectious disease, biosecurity, hospitality and maritime operations. The panel is tasked with collaboratively developing recommendations for cruise lines to advance their public health response to COVID-19, improve safety, and achieve readiness for the safe resumption of operations. The panel will also help the companies assure the plans they will submit to the CDC and other regulators apply the best available public health, science and engineering insights. The Company will continue to work with the CDC and other federal agencies, public health authorities and national and local governments in areas where it operates to take all necessary measures to protect its guests, crew and the communities visited once operations resume.

•
On July 8, 2020, NCLH updated Note 2 of its consolidated financial statements (“Financial Statements”) in its Current Report on Form 8-K, filed on May 5, 2020, which was filed to update the 2019 Annual Report, to update the “Liquidity and Management’s Plan” discussion and updated Note 18 to add a discussion on NCLH’s recent debt and equity transactions, debt amortization deferrals and litigation matters and investigations by governmental agencies since December 31, 2019 in connection with events surrounding COVID-19. In addition, NCLH’s independent registered public accounting firm reissued its report covering the Financial Statements to include an explanatory paragraph relating to the removal of substantial doubt about its ability to continue as a going concern, and an emphasis of matter paragraph relating to the impact of COVID-19 and its liquidity and management plans.

Significant events affecting travel, including COVID-19, typically have an impact on demand for cruise vacations, with the full extent of the impact generally determined by the length of time the event influences travel decisions. The Company believes the ongoing effects of COVID-19 on its operations and global bookings have had, and will continue to have, a significant impact on its financial results and liquidity, and such negative impact may continue well beyond the containment of such an outbreak. In particular:
•
The extended suspension of cruise voyages has significantly impacted advanced bookings for the remainder of 2020, which as of July 10, 2020 were meaningfully lower than the prior year and at lower prices. There continues to be demand for future cruise vacations despite limited marketing efforts, and the Company’s overall booked position and pricing for 2021 is within historical ranges, including bookings made with future cruise credits.

•
Our operations may be suspended beyond our announced suspensions depending on the status of the CDC No Sail Order, the development of the COVID-19 outbreak, global travel restrictions and port availability and any additional voluntary suspensions we may determine appropriate. As a result, current booking data for 2020 may not be informative. In addition, because of our updated cancellation policies, bookings may not be representative of actual cruise revenues.

We have nine newbuilds on order, scheduled to be delivered through 2027. We expect that the effects of COVID-19 on the shipyards where our ships are under construction (or will be constructed) will result in delays in ship deliveries, which may be prolonged. We have committed export credit facilities that are available to fund newbuilds originally scheduled to be delivered from 2022 through 2027. The export credit financing for the ships on order are expected to fund approximately 80% of each contract price, subject to certain conditions.
In March 2020, Moody’s downgraded the long-term issuer and senior unsecured debt ratings of NCLC to Ba2 from Ba1, including its corporate family rating and senior secured bank facility, and to B1 from Ba2 on its senior unsecured rating; and in July 2020, Moody’s placed our ratings on review for potential downgrade. In April 2020, S&P Global downgraded the issuer credit rating of NCLC to BB- from BB+ and, in May 2020, based on our recent debt offering, lowered the issuer-level rating on NCLC’s senior unsecured notes to B+ from BB- and placed our issuer rating on credit watch with negative implications.
We have taken several measures to improve our liquidity including a series of capital markets transactions in May 2020. We received gross proceeds from the offerings of approximately $2.4 billion, which we expect to use for general corporate purposes. As previously disclosed, these offerings consisted of the following: (i) the 2024 Exchangeable Notes Offering, (ii) the 2024 Secured Notes Offering, (iii) the 2026 Exchangeable Notes Offering and (iv) the May Equity Offering.
We have taken several additional measures to improve our liquidity through refinancing existing debt amortization, including under our agreements with export credit agencies (“ECAs”) and related governments and to extend the maturities and refinancing amortization under other agreements.
•
ECA-backed Credit Agreement Amendments — As previously disclosed, we have obtained lender consents to refinance amortization payments and waive financial covenants during the specified period under our ECA backed facilities on the basis of debt holiday principles published by the relevant ECAs. Beginning on April 20, 2020, NCLC amended the export-credit backed facilities that finance Norwegian Bliss, Norwegian Breakaway, Norwegian Encore, Norwegian Escape, Norwegian Getaway and Norwegian Joy to incorporate the terms of a 12-month debt holiday initiative offered to the cruise industry by Euler Hermes Aktiengesellschaft (“Hermes”), the official ECA of Germany. The debt holiday was initiated to provide interim debt service and financial covenant relief for borrowers during the current global COVID-19 pandemic with respect to their Hermes guaranteed financings. Across these facilities, the amendments with Hermes provide approximately $385 million of incremental liquidity to the Company through March 2021. In addition, on June 4, 2020, we amended the export-credit backed facilities that finance Seven Seas Explorer, Seven Seas Splendor, Riviera, Marina, Leonardo One and Leonardo Two to incorporate the terms of a 12-month debt holiday initiative offered to the cruise industry by Servizi Assicurativi del Commercio Estero (“SACE”), the official ECA of Italy, and to defer amortization with respect to certain of the debt outstanding under the agreements. These amendments provide $156 million of incremental liquidity to the Company through March 2021 and are subject to certain customary conditions. In total, the ECA facility amendments from Hermes and SACE have resulted in approximately $541 million of payment deferrals.

•
Other Credit Agreement Amendments — Beginning on April 28, 2020, NCLC amended the credit facilities secured by Pride of America, Norwegian Epic and Norwegian Jewel to extend the maturity of, or defer amortization with respect to, certain of the debt outstanding under the agreements. These amendments provide $980 million of incremental liquidity to the Company through May 2021. Finally, on May 8, 2020, we amended our Term Loan A Facility, which amendment deferred approximately $70 million of amortization. Of the amendments to the credit facilities secured by Pride of America, Norwegian Epic and Norwegian Jewel and the Term Loan A Facility, approximately $145 million of deferred amortization will be repaid 25% per year beginning May 2021 with the remaining balance due at the respective maturities. Taken together, these amendments to the credit facilities secured by Pride of America, Norwegian Epic, Norwegian Jewel and the Term Loan A Facility provide approximately $1 billion of incremental liquidity to the Company.

The Company is also taking significant measures to mitigate the financial and operational impacts of COVID-19 and improve its liquidity through cost reduction and cash conservation measures. Some of these measures include the following:
•
Reduced Capital Expenditures — The Company has identified approximately $515 million of capital expenditure reductions, comprised of approximately $345 million of reduction opportunities from planned 2020 non-newbuild capital expenditures and is currently finalizing documentation to further reduce its capital expenditures for newbuild related payments by approximately $170 million (which reduction does not take into account the impact on timing of payments in connection with newbuilds as a result of the potential delays in ship deliveries discussed above). Upon completion, the Company does not expect any newbuild-related payments to have an impact on its liquidity until April 2021.
•
Reduced Ship Operating Expenses — The Company has also identified various projects and initiatives to reduce its ship operating costs, which it expects will result in reduced cash outflows and cost savings. The Company is undertaking meaningful reductions in ship operating expense including food, fuel, insurance, port charges and reduced crew manning of vessels during the suspension, resulting in lower crew payroll expense. The majority of the vessels in the Company’s fleet are transitioning to cold layup1, to further reduce operating expenses during the suspension.

•
Reduced Selling, General and Administrative Expenses — Cost savings initiatives to reduce selling, general and administrative expenses already implemented include the significant reduction or deferral of marketing expenditures, the implementation of a company-wide hiring freeze, the introduction of a temporary shortened work week and reduced work hours with a commensurate 20% salary reduction for shoreside team members, a pause in the Company’s 401(k) matching contributions and corporate travel freezes for shoreside employees. Further, as part of the Company’s ongoing strategy to improve its ability to sustain the long-term health of the business and to preserve financial flexibility during the COVID-19 crisis, the Company has furloughed approximately 20% of the Company’s shoreside employees through October 25, 2020, subject to change based on business needs. While on furlough, employees will not receive salary or hourly wages, but will continue to receive health benefit coverage if they currently participate in a Company sponsored plan.

There can be no assurance that the accuracy of the assumptions used to estimate our liquidity requirements will be correct, and our ability to be predictive is uncertain due to the unknown magnitude and duration of the COVID-19 pandemic, which has resulted in travel bans, limited access to ports and the cessation of our cruising operations for the first time in our history. Taken together, the aforementioned cash conservation measures, the deferral of near-term debt amortization and the anticipated deferral of near-term newbuild related payments, the Company estimates its liquidity requirements to be on average in the range of approximately $120 million to $160 million per month during the suspension of operations or approximately $5.7 million of cash expenditures per month per warm ship layup and $4.3 million per month per cold ship layup.2 This includes ongoing ship operating expenses, administrative operating costs, interest expense (including additional expense from the recently completed capital markets transactions but excluding any additional expense from the currently contemplated capital markets transactions) and expected necessary capital expenditures. This excludes cash refunds of customer deposits, which are estimated to be, based on behavior to date, approximately 60% of the Company’s balance of advance ticket sales during the suspension of cruise voyages, as well as incoming cash from new bookings and payments on existing bookings. This also excludes expenses and costs associated with restarting operations and assumes deferral of newbuild capital expenditures. In particular:
•
Ongoing Ship and Administrative Operating Costs — During the temporary suspension of our cruise voyages, and depending on certain operational circumstances, some of our ships will be in warm ship layup where the ship will be manned by a reduced crew and other ships will be in a cold ship layup where the ship manning will be further reduced. In addition, we expect to incur ongoing selling and administrative expenses, and incremental COVID-19 related costs associated with new health and sanitization protocols for our ships and defending lawsuits, although we have substantially reduced our advertising spend during the suspension of voyages. The Company anticipates estimated ongoing ship operating expense and administrative operating costs to range from approximately $70 million to $110 million per month during the suspension of operations. In addition, the Company expects interest expense, taxes and maintenance capital expenditures to be approximately $50 million per

1
Warm layup involves a reduced level of crew staffing while a ship is at port awaiting the restart of operations. Cold layup involves a further reduction of the level of crew staffing from warm layup while a ship is in a prolonged layup.

2
Based on hypothetical scenario of entire fleet in cold layup or entire fleet in warm layup.

month during the suspension of operations. This does not include approximately $170 million of newbuild related payments through March 31, 2021 for which the Company is currently finalizing documentation for deferral. Upon completion, the Company does not expect any newbuild related payments to have an impact on its liquidity until April 2021.
•
Cash Refunds of Customer Deposits — During the temporary suspension of its cruise voyages, the Company expects to be required to pay cash refunds of advance ticket sales with respect to a portion of its cancelled cruises. All three brands have instituted programs for guests on cancelled sailings as a result of the Company’s voyage suspension which include offering value-add future cruise credits in lieu of providing cash refunds. As discussed above, cash refunds are estimated to be, based on behavior to date, approximately 60% of the Company’s balance of advance ticket sales during the suspension of cruise voyages. There can be no assurance that the percentage of passengers that accept future cruise certificates over cash refunds will remain in this range as the number of cancelled voyages increases. Guests who have accepted future cruise credits may utilize those credits until December 31, 2022. The use of such credits may prevent us from future cash collections as staterooms booked by guests with such credits will not be available for sale, resulting in less cash collected from bookings to new guests; however, we may benefit from the onboard revenue from these guests. Despite limited marketing spend, the Company continues to take future bookings for 2020, 2021 and 2022, and receive new customer deposits and final payments on these bookings which will offset a portion of the outflow from expected cash refunds.

•
Debt Amortization and Interest — As of March 31, 2020, the current portion of the Company’s long-term debt was $173.8 million, which takes into account certain debt amortization deferrals finalized between March 31, 2020 and May 15, 2020. For the year ended December 31, 2019, the Company had approximately $255 million per year interest expense, adjusted for losses on extinguishment and modification of debt. The Company expects its interest expense for the year ending December 31, 2020 to increase due to additional interest accrued as a result of debt amortization deferral amendments and additional debt incurred.

At March 31, 2020, the Company’s cash and cash equivalents were $1.4 billion, which does not include gross proceeds of approximately $2.4 billion from capital markets transactions executed in May 2020.
On or around March 6, 2020, the Company’s brands launched new cancellation policies to permit its guests to cancel cruises which are not part of the Company’s temporary suspension of voyages up to 48 hours prior to embarkation and receive a refund in the form of a credit to be applied toward a future cruise. These programs are currently in place for cruises booked through specific time periods specified by brand, and for cruises scheduled to embark through specified time periods, depending on the brand. The future cruise credit is valid for any sailing through December 31, 2022, and the Company may extend this offer.
The Company has agreements with its credit card processors that govern approximately $1.3 billion at March 31, 2020 in advance ticket sales that have been received by the Company relating to future voyages. These agreements allow the credit card processors to require under certain circumstances, including the existence of a material adverse change, excessive chargebacks and other triggering events, that the Company maintain a reserve which could be satisfied by posting collateral. Currently, we have agreed to provide a reserve consisting of $70 million of cash and preliminarily agreed to provide second priority liens on certain ships with a collective equity value of approximately $700 million based on appraisals as of December 31, 2019, which could be increased or decreased based on certain conditions. If we do not meet an agreed upon minimum liquidity in the future, we may be required to pledge additional collateral and/or post cash reserves or take other actions that may reduce our liquidity. Collateral may be released upon satisfaction of certain financial metrics.
This is the first time we have completely suspended our cruise voyages, and as a result of these unprecedented circumstances, we are not able to predict the full impact of such a suspension on our Company. In addition, the magnitude and duration of the global pandemic is uncertain. Consequently, we cannot estimate the impact on our business, financial condition or near- or longer-term financial or operational results with certainty, but we expect to report a net loss on both a U.S. GAAP and adjusted basis for the six months ended June 30, 2020 and the year ending December 31, 2020. In addition, for the quarter ended June 30, 2020, the Company expects its revenue to be insignificant as a result of the suspension of cruise voyages for the entire period.

Preliminary Second Quarter 2020 Financial Results
Our financial statements for the three and six months ended June 30, 2020 are not yet complete. Accordingly, we are presenting a preliminary estimate of cash and cash equivalents as of June 30, 2020. The following information is based on our internal management accounts and reporting as of June 30, 2020. Given the timing of this estimate, we have not completed our customary financial closing and review procedures, and as a result our estimate is subject to change. We currently expect our cash and cash equivalents as of June 30, 2020 to be approximately $2.2 billion.
The preliminary financial information set forth above has been prepared by, and is the responsibility of, the Company’s management. The preliminary estimate of cash and cash equivalents is subject to revision as we prepare our financial statements and disclosure for the three and six months ended June 30, 2020, and such revisions may be significant. In connection with our quarterly closing and review process for the second quarter of 2020, we may identify items that would require us to make adjustments to the preliminary estimate of cash and cash equivalents set forth above. Accordingly, the final results and other disclosures for the three and six months ended June 30, 2020 may differ materially from this preliminary estimated data. This preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with GAAP. We expect to file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 no later than August 10, 2020. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary estimated financial data set forth above. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Assets Available for Financing
NCLC intends to use the net proceeds from the Secured Notes Offering (as defined below) to, inter alia, repay the $675 million outstanding under the Norwegian Epic Credit Facility, which is secured by Norwegian Epic. Following the refinancing of the Norwegian Epic Credit Facility, the Senior Secured Notes will be secured by a first-priority interest in Norwegian Epic. Norwegian Epic has an appraised value of approximately $1.1 billion.
Additionally, the Company has 13 vessels, which secure approximately $2.4 billion of aggregate indebtedness under the Revolving Loan Facility and Term Loan A Facility. Collectively, these vessels have an aggregate appraised value of approximately $4.3 billion. The Company is currently in the process of providing to its merchant processing providers second liens on certain of these 13 vessels with a residual equity value of approximately $700 million. The Company also owns Pride of America, which vessel has an appraised value of approximately $490 million and secures approximately $230 million of indebtedness.3 The Company’s subsidiaries that own these 14 vessels will guarantee the Secured Notes.
Concurrent Offerings
Concurrent with this offering of ordinary shares, NCLC is conducting a private offering (the “Secured Notes Offering”) of $750 million aggregate principal amount of 10.250% senior secured notes due 2026 (the “Senior Secured Notes”), and NCLC is conducting a private offering (the “Exchangeable Notes Offering” and, together with the Secured Notes Offering, the “Concurrent Offerings”) of $400 million aggregate principal amount of 5.375% exchangeable senior notes due 2025 (or up to $460 million aggregate principal amount of exchangeable senior notes due 2025 if the initial purchasers in such offering exercise in full their option to purchase additional exchangeable notes) (the “Exchangeable Notes”). The Concurrent Offerings are only being made pursuant to separate confidential offering memoranda, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Senior Secured Notes or the Exchangeable Notes. Completion of this offering of ordinary shares, the Secured Notes Offering and the Exchangeable Notes Offering is not conditioned upon the completion of any of the other offerings or vice versa.

3
The valuations of vessels exclude known and unknown impacts from COVID-19, if any, and were prepared based on the ongoing cruise market as of December 31, 2019.

The Exchangeable Notes will be guaranteed by NCLH on a senior unsecured basis. Holders may exchange their Exchangeable Notes at their option into redeemable preference shares of NCLC. Upon exchange, the preference shares will be immediately and automatically exchanged, for each $1,000 principal amount of exchanged Exchangeable Notes, into a number of our ordinary shares equal to the exchange rate. The exchange rate will initially be 53.3333 ordinary shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $18.75 per ordinary share), subject to adjustment. Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the Exchangeable Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the maturity date or if NCLC delivers a notice of tax redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its Exchangeable Notes in connection with such corporate event or notice of a tax redemption, as the case may be.
The Senior Secured Notes and certain of the related guarantees will be secured by a first-priority interest in, among other things and subject to certain agreed security principles, one of our vessels, Norwegian Epic. The Senior Secured Notes will also be guaranteed by our subsidiary, Norwegian Epic, Ltd., an exempted company incorporated under the laws of Bermuda that owns Norwegian Epic, and our subsidiaries that guarantee the Senior Secured Credit Facility. The indenture governing the Senior Secured Notes will include requirements that will, among other things and subject to a number of qualifications and exceptions, restrict the ability of our restricted subsidiaries, as applicable, to (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, equity interests and make other restricted payments; (iii) make investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of our assets.
We anticipate that the net proceeds from this offering of ordinary shares, after deducting estimated fees and expenses, including the underwriters’ discount, will be approximately $240.8 million (or approximately $277.0 million if the underwriters in this offering of ordinary shares exercise their option to acquire additional ordinary shares in full). We intend to use the net proceeds from this offering for general corporate purposes. NCLC anticipates that the net proceeds from the Secured Notes Offering, after deducting estimated fees and expenses, including the initial purchasers’ discount, will be approximately $738.4 million. NCLC intends to use the net proceeds from the Secured Notes Offering to repay the $675.0 million outstanding under the Norwegian Epic Credit Facility and to pay any related transaction fees and expenses, with the remainder of the net proceeds from the Secured Notes Offering to be used for general corporate purposes. NCLC anticipates that the net proceeds from the Exchangeable Notes Offering, after deducting estimated fees and expenses, including the initial purchasers’ discount, will be approximately $387.0 million (or approximately $445.4 million if the initial purchasers exercise their option to purchase additional Exchangeable Notes in full). NCLC intends to use the net proceeds from the Exchangeable Notes Offering for general corporate purposes.
We refer to (i) the May Equity Offering, (ii) the 2024 Exchangeable Notes Offering, (iii) the 2026 Exchangeable Notes Offering and (iv) the 2024 Secured Notes Offering collectively as the “Initial Transactions.” We refer to (i) this offering, (ii) the Secured Notes Offering, (iii) the Exchangeable Notes Offering and (iv) the repayment of the $675.0 million outstanding under the Norwegian Epic Credit Facility collectively as the “Current Transactions.” We refer to the Initial Transactions and the Current Transactions collectively as the “Transactions.”

Corporate Information
We are a Bermuda exempted company, with predecessors dating from 1966. Our registered offices are located at Walkers Corporate (Bermuda) Limited, Park Place, 3rd Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our principal executive offices are located at 7665 Corporate Center Drive, Miami, Florida 33126. Our telephone number is (305) 436-4000. Our website is located at http://www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus supplement or any other report or document filed with or furnished to the SEC. Daniel S. Farkas, the Company’s Executive Vice President, General Counsel and Assistant Secretary, is our agent for service of process at our principal executive offices.

The Offering
The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.
Ordinary shares offered hereby
16,666,667 ordinary shares (or 19,166,667 ordinary shares if the underwriters exercise their option to acquire additional ordinary shares in full).
Ordinary shares to be outstanding immediately after this offering
231,191,928 ordinary shares (assuming no exercise of the underwriters’ option to acquire additional ordinary shares).
Our bye-laws provide that no one person or group of related persons, other than certain specified persons, may own, or be deemed to own, more than 4.9% of our outstanding ordinary shares, whether measured by value, vote or number, unless such ownership is approved by our board of directors.
Option to acquire additional ordinary shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to acquire up to 2,500,000 additional ordinary shares at the public offering price less underwriting discounts and commissions.
Use of proceeds
We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”
Risk factors
You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us and the information incorporated herein and therein before investing in our ordinary shares.
NYSE ticker symbol
“NCLH.”
The number of ordinary shares outstanding after this offering is based on 214,525,261 ordinary shares outstanding as of March 31, 2020. This number excludes:
•
exercise by the underwriters in this offering of their option to acquire additional ordinary shares;

•
1,541,870 ordinary shares issuable upon the vesting and settlement of performance-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
3,957,999 ordinary shares issuable upon the vesting and settlement of time-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
50,000 ordinary shares issuable upon the vesting and settlement of market-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
5,168,249 ordinary shares issuable upon the vesting and settlement of share option awards outstanding as of March 31, 2020 (assuming the satisfaction of performance and market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
41,818,181 ordinary shares issued pursuant to the May Equity Offering;

•
7,194,534 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan as of March 31, 2020;

•
1,622,866 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan as of March 31, 2020;

•
ordinary shares reserved for issuance upon exchange of the Exchangeable Notes;

•
77,146,658 ordinary shares reserved for issuance pursuant to the 2024 Exchangeable Notes Offering; and

•
46,577,947 ordinary shares reserved for issuance pursuant to the 2026 Exchangeable Notes Offering.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:
•
no vesting or settlement of restricted share units after March 31, 2020;

•
no vesting or settlement of share option awards after March 31, 2020;

•
no granting of ordinary shares in connection with restricted share units or share option awards after March 31, 2020;

•
no conversion of the Exchangeable Notes for ordinary shares; and

•
no exercise by the underwriters of their option to acquire additional ordinary shares in this offering.

Summary Consolidated Financial Data
The summary consolidated financial data presented in the tables below should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement. In the table below, the consolidated balance sheet data as of December 31, 2019, 2018 and 2017 and the related consolidated statements of operations and cash flow data for each of the three years in the period ended December 31, 2019 have been derived from our consolidated financial statements incorporated by reference into this prospectus supplement with the exception of the consolidated balance sheet data as of December 31, 2017, and certain items under Other financial measures and Other data for the year ended December 31, 2017, which are not incorporated by reference. In addition, the consolidated balance sheet data as of March 31, 2020 and March 31, 2019 and the related consolidated statements of operations and cash flow data for the three month periods ended March 31, 2020 and March 31, 2019 have been derived from our unaudited consolidated financial statements incorporated by reference into this offering memorandum, with the exception of the consolidated balance sheet data as of March 31, 2019, which is not incorporated by reference. The data as of and for the three months ended March 31, 2020 and March 31, 2019, in the opinion of our management, contain all normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Historical results are not necessarily indicative of results that may be expected for any future period.
	Three Months Ended March 31,		Year Ended December 31,
(in thousands, except per share data)	2020	2019	2019	2018	2017
Statement of operations data:
Revenue
Passenger ticket	$840,791	$973,273	$4,517,393	$4,259,815	$3,750,030
Onboard and other	406,091	430,357	1,944,983	1,795,311	1,646,145
Total revenue	1,246,882	1,403,630	6,462,376	6,055,126	5,396,175
Cruise operating expense
Commissions, transportation and other	332,368	229,264	1,120,886	998,948	894,406
Onboard and other	74,973	79,413	394,673	348,656	319,293
Payroll and related	247,147	223,107	924,157	881,606	803,632
Fuel	125,024	98,253	409,602	392,685	361,032
Food	49,216	55,045	222,602	216,031	198,357
Other	165,532	141,569	591,341	539,150	486,924
Total cruise operating expense	994,260	826,651	3,663,261	3,377,076	3,063,644
Other operating expense
Marketing, general and administrative	270,689	248,942	974,850	897,929	773,755
Depreciation and amortization	198,197	169,741	646,188	561,060	509,957
Impairment loss	1,607,797	—	—	—	—
Total other operating expense	2,076,683	418,683	1,621,038	1,458,989	1,283,712
Operating income (loss)	(1,824,061)	158,296	1,178,077	1,219,061	1,048,819
Non-operating income (expense)
Interest expense, net	(68,907)	(73,503)	(272,867)	(270,404)	(267,804)
Other income (expense), net	5,823	(434)	6,155	20,653	(10,401)
Total non-operating income (expense)	(63,084)	(73,937)	(266,712)	(249,751)	(278,205)
Net income (loss) before income taxes	(1,887,145)	84,359	911,365	969,310	770,614
Income tax benefit (expense)	6,173	33,798	18,863	(14,467)	(10,742)
Net income (loss)	$(1,880,972)	$118,157	$930,228	$954,843	$759,872
Weighted-average shares outstanding
Basic	213,630,798	217,241,473	214,929,977	223,001,739	228,040,825
Diluted	213,630,798	218,873,272	216,475,076	224,419,205	229,418,326
Earnings (loss) per share
Basic	$(8.80)	$0.54	$4.33	$4.28	$3.33
Diluted	$(8.80)	$0.54	$4.30	$4.25	$3.31

	Three Months Ended March 31,		Year Ended December 31,
(in thousands, except Other data)	2020	2019	2019	2018	2017
Balance sheet data (at end of period):
Cash and cash equivalents	$1,360,261	$304,708	$252,876	$163,851	$176,190
Advance ticket sales	1,659,527	2,023,227	1,954,980	1,593,219	1,303,498
Total assets	16,462,509	15,761,093	16,684,599	15,205,970	14,094,869
Total debt	8,606,222	6,542,492	6,801,693	6,492,091	6,307,765
Total liabilities	12,087,855	9,855,791	10,169,020	9,242,969	8,345,103
Total shareholders’ equity	4,374,654	5,905,302	6,515,579	5,963,001	5,749,766
Cash flow data:
Net cash provided by (used in) operating activities	(52,701)	527,470	1,822,605	2,075,171	1,601,247
Net cash used in investing activities	(637,893)	(214,011)	(1,680,192)	(1,502,708)	(1,404,898)
Net cash provided by (used in) financing activities	1,802,472	(172,602)	(53,388)	(584,802)	(148,506)
Other financial measures:(1)
Ship Contribution(2)	252,622	576,979	2,799,115	2,678,050	2,332,531
Adjusted EBITDA(3)	15,357	360,586	1,935,020	1,897,742	1,657,354
Capital Expenditures – Other	(203,853)	(134,971)	(572,925)	(378,577)	(205,231)
Capital Expenditures – Newbuild	(406,302)	(79,588)	(1,064,245)	(1,188,219)	(1,166,983)
Other data(4):
Passenger Cruise Days	4,278,602	4,975,440	20,637,949	20,276,568	18,523,030
Capacity Days	4,123,858	4,716,929	19,233,459	18,841,678	17,363,422
Load Factor	103.8%	105.5%	107.3%	107.6%	106.7%
Gross Yield	$302.36	$297.57	$336.00	$321.37	$310.78
Net Yield	$203.58	$232.13	$257.20	$249.85	$240.88

(1)
We use certain non-GAAP financial measures, such as Ship Contribution, Adjusted EBITDA, Net Revenue and Net Yield, to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are the most relevant measures of our performance. You are encouraged to evaluate each adjustment used in calculating our non-GAAP financial measures and the reasons we consider our non-GAAP financial measures appropriate for supplemental analysis. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur amounts similar to the adjustments in our presentation. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of our non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our use of non-GAAP financial measures may not be comparable to other companies within our industry. We refer you to “Terms Used in This Prospectus Supplement.”

(2)
The following table is a reconciliation of total revenue to Ship Contribution:

	Three Months Ended March 31,		Year Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Total revenue	$1,246,882	$1,403,630	$6,462,376	$6,055,126	$5,396,175
Less:
Total cruise operating expense	994,260	826,651	3,663,261	3,377,076	3,063,644
Ship Contribution	$252,622	$576,979	$2,799,115	$2,678,050	$2,332,531

(3)
We define Adjusted EBITDA as EBITDA adjusted for other income (expense), net and other supplemental adjustments. We believe that Adjusted EBITDA is appropriate as a supplemental financial measure as it is used by management to assess operating performance. We also believe that Adjusted EBITDA is a useful measure in determining our performance as it reflects certain operating drivers of our business, such as sales growth, operating costs, marketing, general and administrative expense and other operating income and expense. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income, as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments and it includes other supplemental adjustments. Our use of Adjusted EBITDA may not be comparable to other companies.
The following table is a reconciliation of net income to Adjusted EBITDA:
	Three Months Ended March 31,		Year Ended December 31,
(in thousands)	2020	2019	2019	2018	2017
Net income (loss)	$(1,880,972)	$118,157	$930,228	$954,843	$759,872
Interest expense, net	68,907	73,503	272,867	270,404	267,804
Income tax (benefit) expense	(6,173)	(33,798)	(18,863)	14,467	10,742
Depreciation and amortization expense	198,197	169,741	646,188	561,060	509,957
EBITDA	(1,620,041)	327,603	1,830,420	1,800,774	1,548,375
Other (income) expense, net(a)	(5,823)	434	(6,155)	(20,653)	10,401
Non-GAAP adjustments:
Non-cash deferred compensation expenses(b)	666	534	2,135	2,167	3,292
Non-cash share-based compensation expenses(c)	32,758	26,999	95,055	115,983	87,039
Secondary Equity Offering expenses(d)	—	—	—	883	949
Severance payments and other fees(e)	—	—	6,514	—	2,912
Redeployment of Norwegian Joy(f)	—	5,016	7,051	—	—
Acquisition of Prestige expenses(g)	—	—	—	—	500
Other(h)	—	—	—	(1,412)	3,886
Impairment loss(i)	1,607,797	—	—	—	—
Adjusted EBITDA	$15,357	$360,586	$1,935,020	$1,897,742	$1,657,354

(a)
Primarily consists of gains and losses, net for foreign currency exchanges and gains from insurance proceeds and a litigation settlement.

(b)
Non-cash deferred compensation expenses related to the crew pension plan and other crew expenses, which are included in payroll and related expense.

(c)
Non-cash share-based compensation expenses related to equity awards, which are included in marketing, general and administrative expense and payroll and related expense.

(d)
Secondary Equity Offering expenses, which are included in marketing, general and administrative expense.

(e)
Severance payments and other fees related to restructuring costs and other severance arrangements, which are included in marketing, general and administrative expense.

(f)
Expenses related to the redeployment of Norwegian Joy from Asia to the U.S. and the closing of the Shanghai office, which are included in other cruise operating expense and marketing, general and administrative expense.

(g)
Acquisition of Prestige expenses, which are included in marketing, general and administrative expense.

(h)
Primarily related to expenses and reimbursement for certain legal costs, which are included in marketing, general and administrative expense.

(i)
Impairment loss consists of goodwill and tradename impairments.

(4)
We utilize Net Revenue and Net Yield to manage our business on a day-to-day basis and believe that they are the most relevant measures of our revenue performance because they reflect the revenue earned by us net of significant variable costs.

The following table is a reconciliation of total revenue to Net Revenue and Net Yield:
	Three Months Ended March 31,		Year Ended December 31,
(in thousands, except Capacity Days and Yield data)	2020	2019	2019	2018	2017
Passenger ticket revenue	$840,791	$973,273	$4,517,393	$4,259,815	$3,750,030
Onboard and other revenue	406,091	430,357	1,944,983	1,795,311	1,646,145
Total revenue	1,246,882	1,403,630	6,462,376	6,055,126	5,396,175
Less:
Commissions, transportation and other expense	332,368	229,264	1,120,886	998,948	894,406
Onboard and other expense	74,973	79,413	394,673	348,656	319,293
Net Revenue	$839,541	$1,094,953	$4,946,817	$4,707,522	$4,182,476
Capacity Days	4,123,858	4,716,929	19,233,459	18,841,678	17,363,422
Gross Yield	$302.36	$297.57	$336.00	$321.37	$310.78
Net Yield	$203.58	$232.13	$257.20	$249.85	$240.88

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the following risk factors in evaluating us and our business before deciding whether to invest in our ordinary shares. In addition, you should carefully consider the risks and uncertainties discussed under “Risk Factors” in each of our 2019 Annual Report and our Quarterly Report, including risk factors that relate to the impact of COVID-19 on our business, which sections are incorporated by reference herein. If any of the risks discussed in this prospectus supplement, accompanying prospectus or incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be materially adversely affected. In such cases, the trading price of our ordinary shares could decline and you may lose all or part of your investment. In connection with the forward-looking cautionary statements that appear throughout this prospectus supplement and accompanying prospectus, you should also carefully review the cautionary statement referred to under “Cautionary Statement Concerning Forward-Looking Statements.” To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this section and in the section entitled “Risk Factors” in our 2019 Annual Report and our Quarterly Report, which is incorporated by reference in this prospectus supplement.
Additional Risks Related to the Company
COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price.
In late 2019, an outbreak of COVID-19 was identified in Wuhan, China. The COVID-19 outbreak has since spread and grown globally, including within the United States and, in March 2020, the President of the United States declared a national emergency. The spread of COVID-19 and the recent developments surrounding the global pandemic are having significant negative impacts on all aspects of our business. In March 2020, we implemented a voluntary suspension of all cruise voyages across our three brands, which has subsequently been extended into the third quarter 2020. Our voyage suspension currently includes all voyages embarking through September 30, 2020. In addition, we have cancelled select voyages through October 2020 due to travel and port restrictions including Canada and New England sailings. The suspension may be extended again, and the total length of the suspension may be prolonged. All guests were disembarked from the 28 ships in the Company’s fleet by March 28, 2020. Some of our crew members have not disembarked from our ships. We are actively working to disembark those crew members and transport them safely to their home countries but our ability to do so is dependent on a number of factors, including the ability to transport crew members to their home countries, due to the limited number of commercial flights and charter options available, and governmental restrictions and regulations with respect to disembarking crew members. In addition, we have been, and will continue to be further, negatively impacted by related developments, including heightened governmental regulations and travel advisories, including recommendations and orders by the U.S. Department of State, the CDC and the Department of Homeland Security and travel bans and restrictions, including the CDC’s No Sail Order, each of which has impacted, and is expected to continue to significantly impact, global guest sourcing and our access to various ports of call.
To date the outbreak of COVID-19 has resulted in significant costs and lost revenue as a result of reduced demand for cruise vacations, guest compensation, itinerary modifications, redeployments and cancellations, travel restrictions and advisories, the unavailability of ports and/or destinations, costs to return our passengers and certain crew members to their home destinations and expenses to assist some of our crew that will be unable to return home with food and housing. We will continue to incur COVID-19 related costs as we sanitize our ships and implement additional health-related protocols on our ships, such as social distancing measures, which may have a significant effect on our operations. In addition, the industry may be subject to enhanced health and safety requirements in the future which may be costly and take a significant amount of time to implement across our fleet. Between March 12, 2020 and April 30, 2020, three class action lawsuits were filed against the Company under Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, alleging that the Company made false and misleading statements to the market and customers about COVID-19. In addition, in March 2020 the Florida Attorney General announced an investigation related to the Company’s marketing during the COVID-19 outbreak. Following the announcement of the investigation by the Florida Attorney General, we received notifications from other attorneys general and governmental agencies that they are conducting similar investigations. We may be the subject of additional lawsuits and investigations stemming from COVID-19. We cannot predict the number or outcome of any such proceedings and the impact that they will have on our financial results, but any such impact may be material.
We have nine newbuilds on order, scheduled to be delivered through 2027. We expect that the effects of COVID-19 on the shipyards where our ships are under construction (or will be constructed) will result in delays in ship deliveries and such delays may be prolonged.
We cannot predict when any of our ships will begin to sail again or when ports will reopen to our ships. Moreover, even once travel advisories and restrictions are lifted, demand for cruises may remain weak for a significant length of time and we cannot predict if and when each brand will return to pre-outbreak demand or pricing. Due to the discretionary nature of leisure travel spending and the competitive nature of the cruise industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased demand for cruise vacations, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our business. In particular, our bookings may be negatively impacted by concerns that cruises are susceptible to the spread of infectious diseases as well as adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of COVID-19. The ongoing COVID-19 pandemic and associated decline in economic activity and increase in unemployment levels are expected to have a severe and prolonged effect on the global economy generally and, in turn, is expected to depress demand for cruise vacations into the foreseeable future. Due to the uncertainty surrounding the duration and severity of this pandemic, we can provide no assurance as to when and at what pace demand for cruise vacations will return to pre-pandemic levels, if at all. Accordingly, we cannot predict the full impact of COVID-19 on our business, financial condition and results of operations. In addition, we cannot predict the impact COVID-19 will have on our partners, such as travel agencies, suppliers and other vendors. We may be adversely impacted by any adverse impact our partners suffer.
This is the first time we have completely suspended our cruise voyages, and as a result of these unprecedented circumstances we are not able to predict the full impact of such a suspension on our Company. In particular, we cannot predict the impact on our financial performance and our cash flows required for cash refunds of fares for cancelled sailings as a result of the suspension in our cruise voyages, which may be prolonged, and the public’s concern regarding the health and safety of travel, including by cruise ship, and related decreases in demand for travel and cruising. Depending on the length of the suspension and level of guest acceptance of future cruise credits, we may be required to provide cash refunds for a substantial portion of the balance, as guests on cancelled sailings were automatically awarded future cruise credits and have the opportunity to contact us instead to request a cash refund. Cash refunds are estimated to be, based on behavior to date, approximately 60% of the Company’s balance of advance ticket sales during the suspension of voyages. There can be no assurance that the percentage of passengers that accept future cruise certificates over cash refunds will remain in this range as the number of cancelled voyages increases.
Moreover, our ability to attract and retain guests and crew depends, in part, upon the perception and reputation of our Company and our brands and the public’s concerns regarding the health and safety of travel generally, as well as regarding the cruise industry and our ships. Actual or perceived risk of infection could have an adverse effect on the public’s perception of the Company, which could harm our reputation and business.
As a result of the impacts of COVID-19, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity. We have agreements with several credit card companies to process the sale of tickets and provide other services. Under these agreements, the credit card companies could, under certain circumstances and upon written notice, require us to maintain a reserve, which reserve could be funded by the credit card companies withholding or offsetting our credit card receivables, or our posting of cash or other collateral. As a result of the impacts of COVID-19, we have seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future. Requests for refunds may reduce our liquidity and risk triggering liquidity covenants in these processing agreements and, in doing so, could force us to post cash or other collateral as a reserve with the credit card processing companies in accordance with the terms of our agreements with them. Currently, we have agreed to provide a reserve consisting of $70 million of cash and preliminarily agreed to provide second priority liens on certain ships with a collective equity value of $700 million based on appraisals as of December 31, 2019, which could be increased or decreased based on certain conditions. If we do not meet an agreed upon minimum liquidity in the future, we may be required to pledge additional collateral and/or post cash reserves or take other actions that may reduce our liquidity. As a consequence, our financial position and liquidity could be materially impacted.
As a result of all of the foregoing, we expect a net loss on both a U.S. GAAP and adjusted basis for the year ending December 31, 2020, and our ability to forecast our cash inflows and additional capital needs is hampered, and we could be required to raise additional capital in the future. Our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. In March 2020, Moody’s downgraded the long-term issuer and senior unsecured debt ratings of NCLC to Ba2 from Ba1, including its corporate family rating and senior secured bank facility, and to B1 from Ba2 on its senior unsecured rating; and in July 2020, Moody’s placed our ratings on review for potential downgrade. In April 2020, S&P Global downgraded the issuer credit rating of NCLC to BB- from BB+ and, in May 2020, based on our recent debt offering, lowered the issuer-level rating on NCLC’s senior unsecured notes to B+ from BB- and placed our issuer rating on credit watch with negative implications. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt or equity financing will be further negatively impacted. There is no guarantee that debt or equity financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations.
The agreements governing our indebtedness contain, and any instruments governing future indebtedness of ours may contain, covenants that impose significant operating and financial restrictions on us, including restrictions or prohibitions on our ability to, among other things: incur or guarantee additional debt or issue certain preference shares; pay dividends on or make distributions in respect of our share capital or make other restricted payments, including the ability of the Company’s subsidiaries to pay dividends or make distributions to the Company; repurchase or redeem capital stock or subordinated indebtedness; make certain investments or acquisitions; transfer, sell or create liens on certain assets; and consolidate or merge with, or sell or otherwise dispose of all or substantially all of our assets to other companies. As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. The terms of any instruments governing future indebtedness may also require us to provide incremental collateral, which may further restrict our business operations.
In addition, the COVID-19 outbreak has significantly increased economic and demand uncertainty. The current outbreak and continued spread of COVID-19 may cause a global recession, which would have a further adverse impact on our financial condition and operations, and this impact could exist for an extended period of time.
The extent of the effects of the outbreak on our business and the cruise industry at large is highly uncertain and will ultimately depend on future developments, many of which are outside of our control, including, but not limited to, the duration, spread, severity and any recurrence of the outbreak, the duration and scope of related federal, state and local government orders and restrictions, the extent of the impact of COVID-19 on overall demand for cruise vacations and the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume, all of which are highly uncertain and cannot be predicted. COVID-19 has also had the effect of heightening many of the other risks described in the “Risk Factors” included in NCLC’s 2019 Annual Report, NCLH’s 2019 Annual Report, NCLC’s Quarterly Report and NCLH’s Quarterly Report, such as those relating to our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Risk Factors Related to Our Indebtedness
Our substantial debt could adversely affect our business and operating flexibility.
We have a substantial amount of debt and significant debt service obligations. As of March 31, 2020, on an as-adjusted basis after giving effect to the Transactions, we would have had total debt of $11.2 billion. Our substantial debt could:
•
require us to dedicate a large portion of our cash flow from operations to service debt and fund repayments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•
increase our vulnerability to adverse general economic or industry conditions;

•
limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•
place us at a competitive disadvantage compared to our competitors that have less debt;

•
make us more vulnerable to downturns in our business, the economy or the industry in which we operate;

•
limit our ability to raise additional debt or equity capital in the future to satisfy our requirements relating to working capital, capital expenditures, development projects, strategic initiatives or other purposes;

•
restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

•
expose us to the risk of increased interest rates as certain of our borrowings are (and may be in the future) at a variable rate of interest; and

•
make it difficult for us to satisfy our obligations with respect to our debt.

We may be able to incur substantial additional debt in the future. Although certain of our subsidiaries’ senior secured credit facilities contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances the amount of debt that could be incurred in compliance with these restrictions could be substantial and a portion of such debt may be secured. If new debt is added to our existing debt levels, the related risks that we now face would increase.
We are subject to restrictive debt covenants that may limit our ability to finance future operations and capital needs and to pursue business opportunities and activities. In addition, if we fail to comply with any of these restrictions, it could have a material adverse effect on us.
Certain of our existing debt agreements and the indenture that will govern the Senior Secured Notes, limit our flexibility in operating our business. For example, the indenture that will govern the Senior Secured Notes will restrict or limit the ability of our subsidiaries to, among other things:
•
incur or guarantee additional indebtedness;

•
pay dividends or distributions on, or redeem or repurchase capital stock or share capital and make other restricted payments;

•
make investments;

•
consummate certain asset sales;

•
engage in certain transactions with affiliates;

•
grant or assume certain liens; and

•
consolidate, merge or transfer all or substantially all of their assets.

All of these limitations are subject to significant exceptions and qualifications. Despite these exceptions and qualifications, we cannot assure you that the operating and financial restrictions and covenants in our existing debt agreements and the indenture that will govern the Senior Secured Notes will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. Any future indebtedness may include similar or other restrictive terms. In addition, our ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the terms of our debt facilities and the relevant lenders could elect to declare the debt, together with accrued and unpaid interest and other fees, if any, immediately due and payable and proceed against any collateral securing that debt. Such a breach could also result in an event of default under the indentures that will govern the Senior Secured Notes and the Exchangeable Notes, among other agreements. If the debt under our debt facilities were to be accelerated, our assets may be insufficient to repay in full our debt. Borrowings under other debt instruments that contain cross-default provisions also may be accelerated or become payable on demand. In these circumstances, our assets may not be sufficient to repay in full that indebtedness and our other indebtedness then outstanding.
As a result of the COVID-19 outbreak, we have paused our global fleet cruise operations, and if we are unable to re-commence normal operations, we may not be in compliance with maintenance covenants in certain of our debt facilities.
Certain of our debt facilities include maintenance and financial covenants. For example, under the Senior Secured Credit Facility, we are required to maintain a loan to value ratio of no less than 0.70 to 1.00. Financial covenants include free liquidity of no less than $50,000,000 at all times, a total net funded debt to total capitalization ratio of less than 0.70 to 1.00 at the end of each quarter and either free liquidity of no less than $100,000,000 or EBITDA to consolidated debt service ratio of at least 1.25 to 1.00 at the end of each fiscal quarter. As a result of the COVID-19 outbreak, we have paused our global fleet cruise operations and if we are unable to re-commence normal operations, we may be out of compliance with some or all of the foregoing maintenance and financial covenants in certain of our other debt facilities. If we expect to not be in compliance, we would expect to seek waivers from the lenders under these facilities prior to any covenant violation.
Any covenant waiver may lead to increased costs, increased interest rates, additional restrictive covenants and other available lender protections that would be applicable to us under these debt facilities, and such increased costs, restrictions and modifications may vary among debt facilities. Our ability to provide additional lender protections under these facilities, including the granting of security interests in collateral, will be limited by the restrictions in our indebtedness. There can be no assurance that we would be able to obtain waivers in a timely manner, on acceptable terms or at all. If we were not able to obtain a covenant waiver under any one or more of these debt facilities, we would be in default of such agreements, which could result in cross defaults to our other debt agreements. As a consequence, we would need to refinance or repay the applicable debt facility or facilities, and would be required to raise additional debt or equity capital, or divest assets, to refinance or repay such facility or facilities. If we were to be unable to obtain a covenant waiver under any one or more of these debt facilities, there can be no assurance that we would be able to raise sufficient debt or equity capital, or divest assets, to refinance or repay such facility or facilities.
With respect to each of these debt facilities, if we were unable to or did not obtain a waiver or refinance or repay such debt facilities, it would lead to an event of default under such facilities, which could lead to an acceleration of the indebtedness under such debt facilities. In turn, this would lead to an event of default and potential acceleration of amounts due under all of our outstanding debt and derivative contract payables, including the notes. As a result, the failure to obtain the covenant waivers described above would have a material adverse effect on us and our ability to service our debt obligations.
We will require a significant amount of cash to service our debt and sustain our operations. Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate cash required to service our debt.
Our ability to meet our debt service obligations or refinance our debt depends on our future operating and financial performance and ability to generate cash. This will be affected by our ability to successfully implement our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control, such as the disruption caused by the COVID-19 pandemic. If we cannot generate sufficient cash to meet our debt service obligations or fund our other business needs, we may, among other things, need to refinance all or a portion of our debt obtain additional financing, delay planned capital expenditures or sell assets. We cannot assure you that we will be able to generate sufficient cash through any of the foregoing. If we are not able to refinance any of our debt, obtain additional financing or sell assets on commercially reasonable terms or at all, we may not be able to satisfy our obligations with respect to our debt. See “Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Quarterly Report and “Update on Liquidity and Management’s Plans” in our Current Report on Form 8-K as filed on July 8, 2020.
Risk Factors Related to the Offering and the Ordinary Shares
Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and our investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds of this offering effectively could compromise our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering.
Raising additional funds by issuing equity securities may cause additional dilution and raising additional funds through debt financings may involve restrictive covenants, which may limit our ability to take specific actions.
We expect that significant additional capital will be needed in the future to continue our planned operations. We expect to finance our immediate liquidity needs through a combination of debt financings and equity financings. To the extent that we raise additional capital by issuing equity securities, you may experience substantial additional dilution. The Exchangeable Notes, the Senior Secured Notes, the Senior Secured Credit Facility and certain other debt instruments include, and any agreements for future debt or preferred equity financings, if available, may include, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt.
Exchange of the Exchangeable Notes, the 2024 Exchangeable Notes or the 2026 Exchangeable Notes may dilute the ownership interest of our shareholders or may otherwise depress the price of the ordinary shares.
The exchange of some or all of the Exchangeable Notes, the 2024 Exchangeable Notes or the 2026 Exchangeable Notes may dilute the ownership interests of our shareholders. Upon exchange of any of the Exchangeable Notes, the 2024 Exchangeable Notes or the 2026 Exchangeable Notes, any sales in the public market of our ordinary shares issuable upon such exchange could adversely affect prevailing market prices of our ordinary shares. In addition, the existence of the Exchangeable Notes, the 2024 Exchangeable Notes and the 2026 Exchangeable Notes may encourage short selling by market participants that engage in hedging or arbitrage activity, and anticipated exchange of any of the Exchangeable Notes, the 2024 Exchangeable Notes or the 2026 Exchangeable Notes into ordinary shares could depress the price of our ordinary shares.
Future sales of the ordinary shares by us, or the perception in the public markets that these sales may occur, may depress the share price.
Sales of a substantial number of ordinary shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the ordinary shares to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
The Company and its executive officers and directors and their affiliates have entered into lock-up agreements with the initial purchasers under which the Company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their ordinary shares without the permission of J.P. Morgan Securities LLC for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, us and our executive officers and directors and their affiliates will be able to sell ordinary shares in the public market, subject to compliance with applicable securities laws restrictions. In addition, J.P. Morgan Securities LLC may, in its sole discretion, release all or some portion of the ordinary shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such ordinary shares upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of the ordinary shares to fall.
If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of the ordinary shares, the price of the ordinary shares and trading volume could decline.
The trading market for ordinary shares may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade the ordinary shares or change their opinion of the ordinary shares, the ordinary share price may decline. In addition, if one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the ordinary share price or trading volume to decline.
We do not expect to pay any cash dividends for the foreseeable future.
We do not currently pay dividends to our shareholders and our board of directors may never declare a dividend. Our existing debt agreements restrict, and any of our future debt arrangements may restrict, among other things, the ability of us and our subsidiaries to pay distributions to us and our ability to pay cash dividends to our shareholders. In addition, any determination to pay dividends in the future will be entirely at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, business operations, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We are not legally or contractually required to pay dividends.
The price of the ordinary shares may be volatile and fluctuate substantially, which could result in substantial losses for purchasers.
The price of the ordinary shares is likely to be volatile. Global stock markets in general have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 pandemic. As a result of this volatility, you may not be able to sell your ordinary shares purchased in this offering at or above the price you paid for such shares. The market price for the ordinary shares may be influenced by many factors, including:
•
the severity and duration of the COVID-19 pandemic, including the impact of the COVID-19 pandemic on us and the travel and cruise industries more broadly;

•
changes in the prices or availability of fuel;

•
our quarterly or annual earnings or those of other companies in our industry;

•
the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•
our earnings or recommendations by research analysts who track the shares or the stock of other cruise companies;

•
our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•
a global economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; and

•
the other factors described herein and under the caption “Risk Factors” in our 2019 Annual Report and our Quarterly Report.

In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.
There are regulatory limitations and limitations in our bye-laws on the ownership and transfer of the ordinary shares.
The BMA must approve all issuances and transfers of securities of a Bermuda exempted company like us. However, for as long as the ordinary shares are listed on an appointed stock exchange (which the NYSE is), the BMA has given general permission that permits the issue and free transferability of the listed ordinary shares to and among persons who are residents and non-residents of Bermuda for exchange control purposes.
Additionally, in general, under Section 883 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test. In order to assist us in continuing to qualify as a publicly traded corporation under the Code regulations, our bye-laws contain restrictions on the ownership and transfer of ordinary shares.
Our bye-laws contain provisions that prevent third parties, other than certain specified parties, from acquiring beneficial ownership of more than 4.9% of the outstanding ordinary shares without the consent of our board of directors and provide for the lapse of rights, and sale, of any ordinary shares acquired in excess of that limit. See “Description of Share Capital — Ordinary Shares — Transfer Restrictions” in the accompanying prospectus.
As our shareholder, you may have greater difficulties in protecting your interests than a shareholder of a U.S. corporation.
We are a Bermuda exempted company limited by shares. The Companies Act, which applies to us, differs in material respects from laws generally applicable to U.S. corporations and our shareholders. Taken together with the provisions of our bye-laws, some of these differences may result in you having greater difficulties in protecting your interests as a shareholder than you would have as a shareholder of a U.S. corporation. This affects, among other things, the circumstances under which transactions involving an interested director are voidable, whether an interested director can be held accountable for any benefit realized in a transaction with us, what approvals are required for business combinations by us with a large shareholder or a wholly-owned subsidiary, what rights you may have as a shareholder to enforce specified provisions of the Companies Act or our bye-laws, and the circumstances under which we may indemnify our directors and officers.
Provisions in our constitutional documents may prevent or discourage takeovers and business combinations that our shareholders might consider to be in their best interests.
Our amended memorandum of association and bye-laws contain provisions that may delay, defer, prevent or render more difficult a takeover attempt that our shareholders might consider to be in their best interests. For instance, these provisions may prevent our shareholders from receiving a premium to the market price of the ordinary shares offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the ordinary shares if they are viewed as discouraging takeover attempts in the future. These provisions include:
•
the ability of our board of directors to designate one or more series of preference shares and issue preference shares without shareholder approval;

•
a classified board of directors;

•
the sole power of a majority of our board of directors to fix the number of directors;

•
the power of our board of directors to fill any vacancy on our board of directors in most circumstances, including when such vacancy occurs as a result of an increase in the number of directors or otherwise; and

•
advance notice requirements for nominating directors or introducing other business to be conducted at shareholder meetings.

Additionally, our bye-laws contain provisions that prevent third parties, other than certain specified parties, from acquiring beneficial ownership of more than 4.9% of the outstanding ordinary shares without the consent of our board of directors and provide for the lapse of rights, and sale, of any ordinary shares acquired in excess of that limit. The effect of these provisions may preclude third parties from seeking to acquire a controlling interest in us in transactions that shareholders might consider to be in their best interests and may prevent them from receiving a premium above market price for their shares.
Any issuance of preference shares could make it difficult for another company to acquire us or could otherwise adversely affect holders of the ordinary shares, which could depress the price of the ordinary shares.
Our board of directors has the authority to issue preference shares and to determine the preferences, limitations and relative rights of shares of preference shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preference shares could be issued with voting, liquidation, dividend and other rights superior to the rights of the ordinary shares. The potential issuance of preference shares may delay or prevent a change in control of us, discouraging bids for the ordinary shares at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of the ordinary shares.
U.S. tax authorities could treat us as a “passive foreign investment company” (“PFIC”) in one or more taxable years, which could have adverse U.S. federal income tax consequences to U.S. Holders (as defined in the accompanying prospectus) of ordinary shares.
A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the average quarterly aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.
PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether we will be a PFIC in 2020 or for any future taxable year, in particular because our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time, and our revenues, which have been, and may continue to be, negatively impacted by the COVID-19 outbreak.
If we were determined to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of ordinary shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.

See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus for further information regarding the consequences to a U.S. Holder if we are a PFIC for any taxable year during which the U.S. Holder holds ordinary shares. U.S. holders are urged to consult their tax advisors regarding the tax consequences that would arise if we were a PFIC.
Due to the Transactions our ability to use certain net operating losses (“NOLs”) to offset future taxable income may be restricted and these net operating losses could expire or otherwise be unavailable.
Due to the Transactions, our ability to use certain NOLs to offset future taxable income may be further restricted and these NOLs could expire or otherwise be unavailable. In general, under Section 382 of the Code and corresponding provisions of state law, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. Prior to the Transactions, some of our existing NOLs were subject to limitations. Following the Initial Transactions and/or the Current Transactions, our existing NOLs may be subject to further limitations and we may not be able to fully use these NOLs to offset future taxable income. In addition, if we undergo any subsequent ownership change, our ability to utilize NOLs could be further limited. There is also a risk that, due to regulatory changes or for other unforeseen reasons, existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.
Changes in tax laws or challenges to our tax position could adversely affect our results of operations and financial condition.
We are subject to complex tax laws in numerous jurisdictions, and, in particular, the applicability of such tax laws to the Transactions (and in particular the tax treatment for entering into the Exchangeable Notes Offering, the 2024 Exchangeable Notes Offering and the 2026 Exchangeable Notes Offering) and certain other financing transactions that we have recently undertaken or may seek to undertake in the near future (including those described in our Current Reports on Form 8-K, filed on April 24, 2020 and May 4, 2020) are uncertain and complex. Changes in tax laws could adversely affect our tax position, including our effective tax rate or tax payments. In addition, there cannot be certainty that the relevant tax authorities are in agreement with our interpretation of applicable tax laws. If our tax positions are challenged by relevant tax authorities, the imposition of additional taxes could increase our effective tax rate and have a negative effect on our business, financial condition and results of operations. The occurrence of any of the foregoing tax risks could have a material adverse effect on our business, financial condition and results of operations.
We are not a U.S. entity, and the enforcement of judgments predicated upon the civil liability provisions of the U.S. federal securities laws may be subject to the uncertainties of a foreign legal system.
We are an exempted company incorporated under the laws of Bermuda. In addition, certain of our subsidiaries are organized outside the U.S., certain of our directors and officers are resident outside of the U.S. and a substantial portion of our assets and the assets of such individuals are located outside the U.S. As a result, it may not be possible for investors to effect service of process upon us or upon such persons within the U.S. or to enforce against us or against such persons in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.
With respect to enforcing a judgment, a final and conclusive judgment of the U.S. courts against a company, under which a sum of money is payable (not being a sum of money payable in respect of multiple damages, or a fine, penalty tax or other charge of a like nature), may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the U.S. court’s judgment. We have also been advised by counsel in Bermuda that the current position with respect to judgments of the U.S. courts (which may be subject to change) is that, on general principles, such proceedings would be expected to be successful provided that: (a) the U.S. court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda and (b) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.
Furthermore, we have been advised by counsel in Bermuda that the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, will not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or any of our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or any of our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, under Section 281 of the Companies Act 1981 of Bermuda (the “Companies Act”), where the Bermuda courts determine that the directors and officers are liable in respect of negligence, default, breach of duty or breach of trust, they may relieve them, either wholly or partly from our liability on such terms as the Bermuda courts think fit, if they determine that the directors and officers acted honestly and reasonably and ought to fairly be excused for the negligence, default, breach of duty or breach of trust, having regard to all the circumstances.
Based on the foregoing, we have been advised by counsel in Bermuda that there is no certainty as to the enforceability in Bermuda of judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

USE OF PROCEEDS
The net proceeds from this offering are expected to be approximately $240.8 million (or $277.0 million if the underwriters exercise their option to acquire additional ordinary shares in full) after deducting estimated fees and expenses, including the underwriters’ discount. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents position and capitalization as of March 31, 2020:
•
on an actual basis;

•
on an as adjusted basis after giving effect to the Initial Transactions, without reflecting fees, discounts and expenses; and

•
on an as further adjusted basis after giving effect to the Transactions, including the Current Transactions, without reflecting fees, discounts and expenses.

You should read this table in conjunction with our consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement.
The following table assumes that the offering of the ordinary shares and the Concurrent Offerings are each consummated on the terms set forth herein and assumes no exercise of the initial purchasers’ option to purchase additional Exchangeable Notes and no exercise of the underwriters’ option to acquire additional ordinary shares.
	As of March 31, 2020
(in millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$1,360.3	$3,757.8	$4,482.8
Senior Secured Notes	$—	$—	$750.0
2024 Secured Notes	—	675.0	675.0
Revolving Loan Facility	875.0	875.0	875.0
Term Loan A Facility	1,551.4	1,551.4	1,551.4
Other existing secured indebtedness(1)	5,728.1	5,728.1	5,053.1
Total secured debt	8,154.5	8,829.5	8,904.5
Exchangeable Notes(2)	—	—	400.0
2024 Senior Notes	565.0	565.0	565.0
2024 Exchangeable Notes(2)	—	862.5	862.5
2026 Exchangeable Notes(2)	—	400.0	400.0
Finance lease and license obligations	32.4	32.4	32.4
Total debt(3)	8,751.9	10,689.4	11,164.4
Ordinary Shares(4)	0.2	0.3	0.3
Additional paid-in capital	4,257.6	4,717.5	4,967.5
Accumulated other comprehensive income (loss)	(579.2)	(579.2)	(579.2)
Retained earnings	1,950.0	1,950.0	1,950.0
Treasury shares	(1,253.9)	(1,253.9)	(1,253.9)
Total shareholders’ equity	4,374.7	4,834.7	5,084.7
Total capitalization	$13,126.6	$15,524.1	$16,249.1

(1)
Actual other existing secured indebtedness consists of our other outstanding indebtedness not specifically identified in this table, which was outstanding as of March 31, 2020, and which will remain outstanding after giving effect to the Transactions. As further adjusted other existing secured indebtedness reflects the repayment of the $675.0 million outstanding under the Norwegian Epic Credit Facility in connection with the Secured Notes Offering. See “Summary — Recent Developments — Concurrent Offerings.”

(2)
In accordance with Accounting Standards Codification 470-20 (“ASC 470-20”), an entity must separately account for the liability and equity components of certain convertible or exchangeable debt instruments. The effect of ASC 470- 20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of shareholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is an aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize or the related increase to additional paid-in capital.
(3)
Represents the aggregate principal amount and does not reflect deferred financing costs, debt issuance costs, discounts or premiums.

(4)
The actual and as-adjusted share information in the table excludes:

•
1,541,870 ordinary shares issuable upon the vesting and settlement of performance-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
3,957,999 ordinary shares issuable upon the vesting and settlement of time-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
50,000 ordinary shares issuable upon the vesting and settlement of market-based restricted share units outstanding as of March 31, 2020 (assuming the satisfaction of market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
5,168,249 ordinary shares issuable upon the vesting and settlement of share option awards outstanding as of March 31, 2020 (assuming the satisfaction of performance and market requirements and exclusive of dividend equivalent shares at settlement, as applicable);

•
7,194,534 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan as of March 31, 2020;

•
1,622,866 ordinary shares reserved for issuance under the Norwegian Cruise Line Holdings Ltd. Employee Stock Purchase Plan as of March 31, 2020;

•
ordinary shares reserved for issuance upon exchange of the Exchangeable Notes;

•
77,146,658 ordinary shares reserved for issuance pursuant to the 2024 Exchangeable Notes Offering; and

•
46,577,947 ordinary shares reserved for issuance pursuant to the 2026 Exchangeable Notes Offering.

CERTAIN BERMUDA TAX CONSIDERATIONS
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda. We pay annual Bermuda government fees.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS
The comments below are of a general nature and are not intended to be an exhaustive summary of all United Kingdom tax considerations relating to an investment in the shares. The comments below are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC) relating only to certain aspects of United Kingdom tax, both of which may be subject to change, possibly with retrospective effect. They do not necessarily apply where any income from the shares is deemed for tax purposes to be the income of any other person. The United Kingdom tax treatment of prospective shareholders depends on their individual circumstances and may be subject to change in the future. The comments below relate only to the position of persons who are not resident in the United Kingdom for tax purposes, who are the absolute beneficial owners of shares and any dividends payable on their shares and who hold shares as a capital investment. Certain classes of persons (such as brokers, dealers, certain professional investors, persons connected with NCLH or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the comments below do not apply to such shareholders. The comments below do not purport to constitute legal or tax advice. Any prospective shareholders who are in doubt as to their own tax position, or who are resident in the United Kingdom or who may be subject to tax in a jurisdiction other than the United Kingdom, should consult their professional advisors.
Tax residence
So far as practicable, NCLH intends to conduct its affairs such that the central management and control of its business is carried on in the United Kingdom and accordingly it intends to be treated as resident in the United Kingdom for United Kingdom tax purposes.
Taxation of dividends
Payments of dividends on the shares may be made by NCLH without withholding or deduction for or on account of United Kingdom income tax.
Dividends may be chargeable to United Kingdom tax by direct assessment (including self-assessment), irrespective of the residence of the holder of the shares. However, dividends should not be chargeable to United Kingdom tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the United Kingdom, except where the shareholder carries on a trade, profession or vocation in the United Kingdom through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the United Kingdom, in connection with which the dividend is received or to which the shares are attributable.
Taxation of capital gains
Capital gains on the disposal (or deemed disposal) of the shares should not be chargeable to United Kingdom tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the United Kingdom, except where the shareholder carries on a trade, profession or vocation in the United Kingdom through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the United Kingdom, in connection with which the capital gain is realised or to which the shares are attributable.
A shareholder who is an individual and who is temporarily resident for tax purposes outside the United Kingdom at the date of disposal (or deemed disposal) of the shares may also be liable, on their return to the United Kingdom, to United Kingdom tax on chargeable gains (subject to any available exemption or relief).
Stamp duty and stamp duty reserve tax (“SDRT”)
The comments below summarise certain current law and are intended as a general guide only to stamp duty and SDRT. Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer, or issues to certain categories of person (such as depositaries and clearance services) which may be liable to stamp duty or SDRT at a higher rate.

No United Kingdom stamp duty or SDRT should be payable on the issue of the shares in registered form by NCLH.
As NCLH is not incorporated in the United Kingdom, it is considered that no SDRT should be payable on the transfer of, or an agreement to transfer, the shares provided that the shares are not registered in a register kept in the United Kingdom by or on behalf of NCLH. It is not intended that such a register will be kept in the United Kingdom.
No United Kingdom stamp duty should be payable on the transfer of the shares provided that this does not involve a written instrument of transfer. Stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, could arise only in respect of a written instrument effecting the transfer of the shares.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ordinary shares indicated in the following table. J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are the representatives of the underwriters.
Underwriter	Number of Ordinary Shares
J.P. Morgan Securities LLC	5,833,334
Citigroup Global Markets Inc.	3,083,334
Goldman Sachs & Co. LLC	3,083,334
Barclays Capital Inc.	2,666,667
Mizuho Securities USA LLC	1,333,333
UBS Securities LLC	333,333
BNP Paribas Securities Corp.	83,333
Credit Agricole Securities (USA) Inc.	83,333
HSBC Securities (USA) Inc.	83,333
SG Americas Securities, LLC	83,333
Total	16,666,667
The underwriters will be committed to take and pay for all of the ordinary shares being offered, if any are taken, other than the ordinary shares covered by the option described below unless and until this option is exercised.
The underwriters will have an option to buy up to approximately 2,500,000 additional ordinary shares from us to cover sales by the underwriters of a greater number of ordinary shares than the total number set forth in the table above. They may exercise that option for 30 days. If any ordinary shares are purchased pursuant to this option, the underwriters will severally purchase ordinary shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	No Exercise	Full Exercise
Per Share	$0.525	$0.525
Total	$8,750,000	$10,062,500
Ordinary shares sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.315 per share from the public offering price. After the initial offering of the ordinary shares, the representatives may change the offering price and the other selling terms. The offering of the ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We and our directors and executive officers have agreed that, for a period of 60 days from the date of this prospectus supplement, neither we nor they will, without the prior written consent of J.P. Morgan Securities LLC, (i) sell, offer to sell, contract or agree to sell, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any ordinary shares or any other securities of the Company that are substantially similar to ordinary shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares or any other securities of the Company that are substantially similar to ordinary shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to affect any transaction specified in clause (i) or (ii), subject to certain exceptions, including but not limited to (1) the issuance of any ordinary shares to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses, or in connection with joint ventures between the Company or any of its subsidiaries on the one hand, and another company, or to management employees of such businesses in connection with such acquisitions or joint ventures, subject to a cap of 7.5% of the outstanding shares that may be issued in the aggregate and any exception in any other agreement entered into in connection with the Transactions and (2) the transfer of ordinary shares to the Excess Share Trust (as defined in the bye-laws (as defined below)) pursuant to bye-law 12.1; provided, that in the case of (1), each recipient who receives any such ordinary shares executes, and delivers to the underwriters, a lock-up agreement.
In connection with the offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ordinary shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it, because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our our ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
In the ordinary course of their business activities, certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Affiliates of certain of the underwriters participated as joint bookrunners, lead arrangers, agents and/or lenders under our Revolving Loan Facility. In addition, each of the underwriters is also an initial purchaser in the Exchangeable Notes Offering and the Secured Notes Offering being conducted concurrently with this offering.

Canada
The ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area and United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any ordinary shares at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the ordinary shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In the United Kingdom, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.

Australia
This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ordinary shares. The ordinary shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the ordinary shares has been, or will be, prepared.
This prospectus supplement does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for the ordinary shares, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the ordinary shares shall be deemed to be made to such recipient and no applications for such ordinary shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ordinary shares you undertake to us that, for a period of 12 months from the date of issue of the ordinary shares, you will not transfer any interest in the ordinary shares to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.
Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Greece
The ordinary shares have not been approved by the Hellenic Capital Markets Commission for distribution and marketing in Greece. This document and the information contained therein do not and shall not be deemed to constitute an invitation to the public in Greece to purchase the ordinary shares. The ordinary shares may not be advertised, distributed, offered or in any way sold in Greece except as permitted by Greek law.
Dubai International Finance Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS
Walkers (Bermuda) Limited, Bermuda will pass upon the validity of the sale of the ordinary shares offered hereby for us. Kirkland & Ellis LLP, New York, New York will pass upon certain legal matters in connection with this offering for us. Davis Polk & Wardwell LLP, New York, New York will pass upon certain legal matters in connection with this offering for the underwriters.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to Norwegian Cruise Line Holdings Ltd.’s Current Report on Form 8-K dated July 8, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Norwegian Cruise Line Holdings Ltd. for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the removal of substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements, and an emphasis of matter paragraph relating to the impact of COVID-19, and the Company’s liquidity and management plans, as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
NORWEGIAN CRUISE LINE HOLDINGS LTD.
ORDINARY SHARES

This prospectus relates solely to the offering of our ordinary shares from time to time. We may offer and sell our ordinary shares from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes some of the general terms that may apply to the offering of our ordinary shares. Each time any ordinary shares are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of ordinary shares to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to sell our ordinary shares unless accompanied by a prospectus supplement.
Our ordinary shares may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at a negotiated price. The ordinary shares offered by this prospectus and the accompanying prospectus supplement may be offered directly to purchasers or to or through underwriters, brokers or dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, brokers or dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our ordinary shares are listed for trading on the New York Stock Exchange under the ticker symbol “NCLH.”
Ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 1998, which regulates the sale of securities in Bermuda. Further, the Bermuda Monetary Authority (the “BMA”) must approve all issues and transfers of shares of a Bermuda exempted company under the Exchange Control Act of 1972 and regulations thereunder (together, the “ECA”). The BMA has given a general permission which will permit the issue of the ordinary shares and the free transferability of such shares under the ECA so long as voting securities of the Company are admitted to trading on the New York Stock Exchange or any other appointed stock exchange.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus, as well as those contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2020

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, references in this prospectus to (i) the “Company,” “we,” “our,” “us” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd, (ii) “Norwegian Cruise Line” refers to the Norwegian Cruise Line brand and its predecessors, (iii) “Oceania Cruises” refers to the Oceania Cruises brand and (iv) “Regent Seven Seas Cruises” refers to the Regent Seven Seas Cruises brand.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, we may offer and sell, from time to time, our ordinary shares. We will also be required to provide a prospectus supplement containing specific information about the terms on which our ordinary shares are being offered and sold. We may also add, update or change, in a prospectus supplement, information contained in this prospectus.
We are responsible for the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described herein and therein and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information or to make any representations about our ordinary shares or any offers by us other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by us.
We are not making any offer to sell, or any offers to buy, our ordinary shares in jurisdictions where offers and sales are not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.
If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, including any information incorporated by reference, is accurate as of any date other than the date of the applicable document. Our business, financial conditions, results of operations and prospects may have changed since that date.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF OUR ORDINARY SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information filed electronically at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We make available free of charge through our website at http://www.nclhltdinvestor.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation by Reference” below.
We have filed with the SEC a registration statement on Form S-3 with respect to the ordinary shares offered hereby. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the information in the:
•
Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, as updated by our Current Report on Form 8-K, filed on May 5, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K) (our “2019 Annual Report”);

•
Information incorporated by reference in our 2019 Annual Report from our definitive proxy statement on Schedule 14A, filed on April 28, 2020;

•
Current Reports on Form 8-K, filed with the SEC on March 9, 2020, March 16, 2020, April 24, 2020, May 4, 2020 and May 5, 2020 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•
“Description of Securities of Norwegian Cruise Line Holdings Ltd.” set forth on Exhibit 4.3 to our 2019 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the ordinary shares offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Documents incorporated by reference herein contain important information about us and our financial condition. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can also obtain from us without charge copies of any document incorporated by reference in this prospectus, excluding exhibits (unless the exhibit is specifically incorporated by reference into the information that this prospectus incorporates) by requesting such materials in writing or by telephone from us at:
Norwegian Cruise Line Holdings Ltd.
7665 Corporate Center Drive
Miami, Florida 33126
Attention: Investor Relations
(305) 436-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the impact of:
•
COVID-19 on our financial condition and operations, which adversely affects our ability to obtain acceptable financing in an amount equal to the resulting reduction in cash from operations, and the current, and uncertain future, other impacts of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price;

•
our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow;

•
coordination and cooperation with the Centers for Disease Control and Prevention, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions;

•
the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise;

•
the ability to obtain deferrals on our debt payments;

•
our success in reducing operating expenses and capital expenditures and the impact of any such reductions;

•
our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election;

•
trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto;

•
our ability to work with lenders and others or otherwise pursue options to defer or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises;

•
adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events;

•
adverse incidents involving cruise ships;

•
adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence;
•
the spread of epidemics, pandemics and viral outbreaks;

•
our anticipated need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders;

•
our ability to raise sufficient capital and/or take other actions to improve our liquidity position or otherwise meet our liquidity requirements that are sufficient to eliminate the substantial doubt about our ability to continue as a going concern;

•
an impairment of our trademarks and trade names or goodwill, including in connection with the preparation of our financial statements as of March 31, 2020;

•
breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection;

•
changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs;

•
mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities;

•
the risks and increased costs associated with operating internationally;

•
fluctuations in foreign currency exchange rates;

•
the unavailability of ports of call;

•
overcapacity in key markets or globally;

•
our expansion into and investments in new markets;

•
our inability to obtain adequate insurance coverage;

•
our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements;

•
pending or threatened litigation, investigations and enforcement actions;

•
volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees;

•
our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues;

•
our reliance on third parties to provide hotel management services for certain ships and certain other services;

•
future increases in the price of, or major changes or reduction in, commercial airline services;

•
our inability to keep pace with developments in technology;

•
changes involving the tax and environmental regulatory regimes in which we operate; and

•
other factors set forth under “Risk Factors.”

Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown.
The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future.

These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.
THE COMPANY
We are a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. Our brands offer itineraries to worldwide destinations including Europe, Asia, Australia, New Zealand, South America, Africa, Canada, Bermuda, Caribbean, Alaska and Hawaii. Our U.S.-flagged ship, Pride of America, provides the industry’s only entirely inter-island itinerary in Hawaii. All of our brands offer an assortment of features, amenities and activities, including a variety of accommodations, multiple dining venues, bars and lounges, spa, casino and retail shopping areas and numerous entertainment choices. All brands also offer a selection of shore excursions at each port of call as well as hotel packages for stays before or after a voyage.
Corporate Information
We are a Bermuda exempted company, with predecessors dating from 1966. Our registered offices are located at Walkers Corporate (Bermuda) Limited, Park Place, 3rd Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our principal executive offices are located at 7665 Corporate Center Drive, Miami, Florida 33126. Our telephone number is (305) 436-4000. Our website is located at http://www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into this prospectus or any other report or document filed with or furnished to the SEC. Daniel S. Farkas, the Company’s Executive Vice President, General Counsel and Assistant Secretary, is our agent for service of process at our principal executive offices.

RISK FACTORS
You should carefully consider each of the risk factors described in the 2019 Annual Report, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference herein and therein and as may be amended, supplemented or superseded from time to time by our filings with the SEC, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS
The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL
We were incorporated on February 21, 2011 as a Bermuda exempted company incorporated under the Companies Act 1981 of Bermuda (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number 45125. Our registered office is located at Walkers Corporate (Bermuda) Limited, Park Place, 3rd Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our amended and restated bye-laws (our “bye-laws”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and their shareholders.
The following descriptions are qualified in their entirety by reference to our memorandum of association and bye-laws. The following summary is a description of the material terms of our share capital. The following summary also highlights material differences between Bermuda and Delaware corporate laws.
Share Capital
Our authorized share capital is $500,000 divided into 490,000,000 ordinary shares of par value $0.001 per share and 10,000,000 preference shares of par value $0.001 per share.
Pursuant to our bye-laws, subject to the requirements of the New York Stock Exchange (“NYSE”) and to any resolution of the shareholders to the contrary, our Board of Directors is authorized to issue any of our authorized but unissued ordinary shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Ordinary Shares
All of our issued and outstanding ordinary shares are fully paid.
In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and subject to any preferential rights to payments owing to preference shareholders.
If we issue any preference shares, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of our preference shares. See “— Preference Shares” below.
Voting
Holders of ordinary shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of holders of ordinary shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of ordinary shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders).
Our bye-laws provide that no alteration to our memorandum of association shall be made, unless it is in accordance with the Companies Act and until it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders holding a majority of the then-outstanding shares of NCLH (or, where required, of a separate class or classes of shareholders). Holders of ordinary shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors.
Any individual who is a shareholder of NCLH and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as our Board of Directors may determine.

The Companies Act also provides that shareholders may take action by written resolution. Subject to the following, anything (except for the removal of an auditor before the expiration of the term of his or her office or director before the expiration of the term of his or her office) which may be done by resolution of NCLH in general meeting or by resolution of a meeting of any class of the shareholders may, without a meeting, be done by resolution in writing signed by, or in the case of a shareholder that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, such number of shareholders who, at the date that the notice of resolution is given, represent not less than the minimum number of votes as would be required if the resolution was voted on at a meeting of shareholders at which all shareholders entitled to attend and vote were present and voting.
Dividends
Under our bye-laws, each ordinary share is entitled to dividends as and when dividends are declared by our Board of Directors, subject to any preferential dividend right of the holders of any preference shares. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, restrictions imposed by applicable law and our financing agreements and other factors that our Board of Directors deems relevant. Our debt agreements also impose restrictions on the ability of our subsidiaries to pay distributions to us and our ability to pay dividends to our shareholders.
We are a holding company and have no direct operations. As a result, we will depend upon distributions from our subsidiaries to pay any dividends.
Additionally, we are subject to Bermuda legal constraints that may affect our ability to pay dividends on our ordinary shares and make other payments. Under the Companies Act, we may declare or pay a dividend only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities.
Transfer Restrictions
Under Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”), and the related regulations, a foreign corporation will be exempt from U.S. federal income taxation on its U.S.-source international shipping income if, among other requirements, one or more classes of its stock representing, in the aggregate, more than 50% of the combined voting power and value of all classes of its stock are “primarily and regularly traded on one or more established securities markets” in a qualified foreign country or in the United States (and certain exceptions do not apply), to which we refer as the “Publicly Traded Test.”
The regulations under Section 883 of the Code provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the outstanding shares of such class of stock are owned on more than half the days during the taxable year by persons who each own 5% or more of the outstanding shares of such class of stock, to which we refer as the “Five Percent Override Rule.” The Five Percent Override Rule will not apply if NCLH can substantiate that the number of NCLH’s ordinary shares owned for more than half of the number of days in the taxable year (1) directly or indirectly applying attribution rules, by its qualified shareholders, and (2) by its non-5% shareholders, is greater than 50% of its outstanding ordinary shares.
As of the date of this prospectus, NCLH’s direct non-5% shareholders own more than 50% of its ordinary shares. Based on the foregoing, as of the date of this prospectus, we believe that NCLH’s ordinary shares will be considered to be “regularly traded on an established securities market.”
Because we are relying on the substantial ownership by non-5% shareholders in order to satisfy the regularly traded test, there is the potential that if another shareholder becomes a 5% shareholder our qualification under the Publicly Traded Test could be jeopardized. If we were to fail to satisfy the Publicly Traded Test, we likely would become subject to U.S. income tax on income associated with our cruise operations in the United States. Therefore, as a precautionary matter, we have provided protections in our bye-laws to reduce the risk of the Five Percent Override Rule applying. In this regard, our bye-laws provide that no one person or group of related persons, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board of Directors. In addition, any person or group of related persons that own 3% or more (or a lower percentage if required by the U.S. Treasury Regulations under the Code) of our ordinary shares will be required to meet certain notice requirements as provided for in our bye-laws. Our bye-laws generally restrict the transfer of any of our ordinary shares if such transfer would cause us to be subject to tax on our U.S. shipping income. In general, detailed attribution rules, that treat a shareholder as owning shares that are owned by another person, are applied in determining whether a person is a 5% shareholder. For purposes of the 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.
Our bye-laws provide that our Board of Directors may waive the 4.9% limit or transfer restrictions, in any specific instance. Our Board of Directors may also terminate the limit and transfer restrictions generally at any time for any reason. If a purported transfer or other event results in the ownership of ordinary shares by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such ordinary shares in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of ordinary shares in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.
Excess shares will not be treasury shares but rather will continue to be issued and outstanding ordinary shares. While outstanding, excess shares will be transferred to a trust. The trustee of such trust has been appointed by us and is independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations that is a qualified shareholder selected by the trustee. The trustee is entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be immediately due and payable to the trustee for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of:
•
the amount per share of any distribution made upon such liquidation, dissolution or winding up, and

•
in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of our Board of Directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of:
•
the price per share received by the trustee, and

•
the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.
A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.
We have the right to purchase any excess shares held by the trust for a period of 90 days from the later of:
•
the date the transfer or other event resulting in excess shares has occurred, and

•
the date our Board of Directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of:
•
the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

•
the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our bye-laws could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their ordinary shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. Our Board of Directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions. While both the mandatory offer protection and 4.9% protection remain in place, no third party will be able to acquire control of NCLH.
Listing
Our ordinary shares are listed on the NYSE under the symbol “NCLH.”
Preference Shares
Pursuant to our bye-laws, our Board of Directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of NCLH. We currently have authorized 10,000,000 preference shares of par value $0.001 per share. No preference shares have been issued or outstanding as of the date of this prospectus. We have no present plans to issue any preference shares.
Composition of Board of Directors; Election; Quorum
In accordance with our bye-laws, the number of directors comprising our Board of Directors will be as determined from time to time by resolution of our Board of Directors, provided, that there shall be at least seven but no more than eleven directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our Board of Directors, our bye-laws will provide that a majority of the directors then in office will constitute a quorum for all purposes. Our Board of Directors is divided into three classes, each of whose members will serve for staggered three-year terms.

Transfer Agent and Registrar
The register of members is maintained at the registered office of NCLH in Bermuda in accordance with Bermuda law, and a branch register is maintained in the United States by American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent.
Certain Corporate Anti-Takeover Protections
Certain provisions in our bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the ordinary shares held by shareholders.
Preference Shares
Our Board of Directors has the authority to issue series of preference shares with such voting rights and other powers as our Board of Directors may determine, as described above.
Classified Board
Our Board of Directors is classified into three classes. Each Director will serve a three-year term and will stand for re-election once every three years.
Removal of Directors, Vacancies
Our shareholders will be able to remove directors with or without cause at an annual or special general meeting by the affirmative vote of a majority of votes cast (and in the event of an equality of votes the resolution shall fail). Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors, except with respect to any vacancies filled by shareholders at a special general meeting at which a director is removed.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual general meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual general meeting. Our bye-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual general meeting of shareholders or make nominations for directors at an annual general meeting of shareholders.
Bermuda Law
We are an exempted company incorporated under the laws of Bermuda. The rights of our shareholders are governed by Bermuda law, our memorandum of association and our bye-laws. The laws of Bermuda differ in some material respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of material provisions of Bermuda law and our organizational documents not discussed above.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of at least two-thirds of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to ordinary shares will not be deemed to vary the rights attached to ordinary shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Rights in Liquidation
Under Bermuda law, in the event of a liquidation or winding-up of a company, after satisfaction in full of all claims and amounts due to creditors and subject to the preferential rights accorded to any series of preference shares and subject to any specific provisions of our bye-laws, the proceeds of the liquidation or winding-up are distributed pro rata among the holders of ordinary shares.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year unless the shareholders specifically resolve to dispense with the holding of annual general meetings. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws require that unless otherwise provided, shareholders be given not less than ten nor more than sixty days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our Board of Directors may convene an annual general meeting or a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting.
Our bye-laws provide that the presence in person or by proxy of two or more shareholders entitled to attend and vote and holding shares representing more than 50% of the combined voting power constitutes a quorum at any general meeting of shareholders.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s certificate of incorporation, its memorandum of association, including its objects and powers, certain alterations to the memorandum of association and its register of directors and officers. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. We maintain a register of members at the registered office of NCLH in Hamilton, Bermuda and a branch register in the United States with American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Board Actions
Our bye-laws provide that its business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of a director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act also imposes a duty on directors and officers of a Bermuda company to: (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Our bye-laws provide that to the fullest extent permitted by the Companies Act, a director shall not be liable to NCLH or its shareholders for breach of fiduciary duty as a director. Our bye-laws also provide for indemnification of directors as described in “— Indemnification of Directors and Officers.”
There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors is determined by our Board of Directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting. A director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.
Transfer of Shares
Our Board of Directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share if it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our Board of Directors shall reasonably require. Subject to these restrictions, and the 4.9% limit and related transfer restrictions described in “— Ordinary Shares — Transfer Restrictions,” a holder of ordinary shares may transfer the title to all or any of its ordinary shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other ordinary form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor. In this case, where the ordinary shares are listed, transfer of shares will be effected through the duly appointed transfer agent and the registrar of NCLH.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
We have adopted provisions in our bye-laws that, subject to certain exemptions and conditions, require us to indemnify to the full extent permitted by the Companies Act in the event each person who is involved in legal proceedings by reason of the fact that person is or was a director, officer or resident representative of NCLH, or is or was serving at the request of NCLH as a director, officer, resident representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) incurred and suffered by the person in connection therewith. We are also required under our bye-laws to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided if the Companies Act requires, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the bye-laws specifically provide that the indemnification rights granted thereunder are non-exclusive.
In addition, we have entered into separate contractual indemnification arrangements with our directors. These arrangements provide for indemnification and the advancement of expenses to these directors in circumstances and subject to limitations substantially similar to those described above. Section 98A of the Companies Act and our bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Amendment of Memorandum of Association and Bye-Laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Bermuda law requires that the bye-laws may be rescinded, altered or amended only if approved by a resolution of our shareholders and directors. Our bye-laws provide for amendment of our memorandum of association and bye-laws as described above in “— Ordinary Shares — Voting.”
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations, Mergers and Appraisal Rights
A Bermuda exempted company may amalgamate or merge with another Bermuda exempted company or a company incorporated outside Bermuda in accordance with the provisions of the Companies Act.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for his, her or its shares in the Bermuda company may within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of his, her or its shares. Under Bermuda law, the amalgamation or merger of the Company with another company or corporation (other than certain affiliated companies) requires an amalgamation agreement or merger agreement to first be approved and then recommended by our Board of Directors and by resolution of our shareholders.
Shareholder Suits
Class actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence a derivative action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company, or amounts to a breach of fiduciary duty by one or more of the company’s directors, or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, shareholders of Bermuda companies have causes of action available to them in respect of acts that are alleged to constitute a fraud against the minority shareholders.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.
Discontinuance
Under Bermuda law, an exempted company may be discontinued and be continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our Board of Directors may exercise all our power to discontinue to another jurisdiction without the need of any shareholder approval.
Takeovers/Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in the following ways:
•
If the acquiring party is a company it may compulsorily acquire all the shares of the target company by acquiring, pursuant to a tender offer, 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require, by notice, any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•
By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of NCLH and of holders of ordinary shares, representing in the aggregate a majority in number and at least 75% in value of the ordinary shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Supreme Court of Bermuda. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of ordinary shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•
Where one or more parties holds not less than 95% of the shares or a class of shares of a company such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Material Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda. We pay annual Bermuda government fees.

Delaware Law
The terms of share capital of corporations incorporated in the United States, including Delaware, differ from corporations incorporated in Bermuda. The following discussion highlights material differences of the rights of a shareholder of a Delaware corporation compared with the rights of our shareholders under Bermuda law, as outlined above.
Under Delaware law, a corporation may indemnify its director or officer (other than in action by or in the right of the companies) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for shareholder action, and the affirmative vote of a plurality of shares is required for the election of directors. With certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.
Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law, and the court generally has discretion in such actions to permit the winning party to recover attorneys’ fees.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our ordinary shares by a U.S. Holder or a Non-U.S. Holder, as defined below. This discussion addresses only U.S. Holders and Non-U.S. Holders who purchase ordinary shares in connection with the offering and hold the ordinary shares as a capital asset within the meaning of Section 1221 of the Code. This discussion is general in nature and does not consider all aspects of U.S. federal income taxation (including the potential application of the Medicare contribution tax) that may be relevant to a U.S. Holder or Non-U.S. Holder in light of such U.S. Holder’s or Non-U.S. Holder’s personal circumstances or status. In particular, this discussion does not address the U.S. federal income tax consequences of owning our ordinary shares to U.S. Holders and Non-U.S. subject to special treatment under the U.S. federal income tax law, such as:
•
brokers or dealers in securities or currencies;

•
traders that elect to mark their securities to market;

•
tax-exempt entities;

•
partnerships or other entities treated as partnerships for U.S. federal income tax purposes or investors therein;

•
S corporations and any investors therein;

•
persons who have ceased to be U.S. citizens or lawful permanent residents of the United States and other U.S. expatriates or other entities that were previously tax residents in the United States;

•
regulated investment companies, real estate investment trusts, real estate mortgage investment conduits, banks, thrifts, insurance companies or other financial institutions or financial service entities;

•
persons that hold our ordinary shares as a position in a straddle or as part of a synthetic security or hedge, constructive sale, or conversion transaction or other integrated investment;

•
persons that purchase or sell our ordinary shares as part of a wash sale for tax purposes;

•
persons who own, actually or under applicable constructive ownership rules, 10% or more of our ordinary shares, U.S. Holders that have a functional currency other than the U.S. dollar;

•
U.S. Holders that hold our ordinary shares through a non-U.S. broker or other non-U.S. intermediary;

•
controlled foreign corporations; passive foreign investment companies;

•
U.S. citizens or lawful permanent residents living abroad; corporations that accumulate earnings to avoid U.S. federal income tax;

•
foreign governments or international organizations, within the meaning of Section 892 of the Code; or

•
retirement plans, individual retirement accounts or other tax-deferred accounts or any person acquiring our ordinary shares in connection with the performance of services)

Such U.S. Holders and Non-U.S. Holders may be subject to tax rules that differ significantly from those summarized below.
In addition, this discussion is based on provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, administrative guidance of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that the IRS will agree with this discussion or that a court would not sustain any challenge by the IRS in the event of litigation. In addition, this discussion does not address the consequences of any other U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws or the alternative minimum tax) or any applicable state, local or non-U.S. tax laws. You are urged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership and disposition of our ordinary shares.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if either (1) a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. holder is referred to below as a “Non-U.S. Holder.” Special rules may apply to certain Non-U.S. Holders. Consequently, Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
If any entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner or owner of interest in such entity or arrangement will generally depend on the status of the partner and the activities of the partner and such entity or arrangement. Partners or owners of partnerships or other entities or arrangements classified as a partnership for U.S. federal income tax purposes considering the purchase of the notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF U.S. NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, IN LIGHT OF THEIR PARTICULAR SITUATION.
U.S. Federal Income Taxation of U.S. Holders
The following discussion is subject to the discussion of the “PFIC” rules below:
Distributions
Any distributions made by us with respect to our ordinary shares to a U.S. Holder will generally constitute dividends taxable as ordinary income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our ordinary shares (determined on a share-by-share basis), and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. So long as our stock is considered readily tradable on an established securities market in the United States, we expect that we will constitute a “qualified foreign corporation” and dividends received by certain non-corporate U.S. Holders should, subject to applicable limitations, qualify as “qualified dividend income” eligible for preferential rates. As noted below under “— PFIC Status,” if we were determined to be a PFIC (as defined below), however, we would not constitute a “qualified foreign corporation” and dividends received by non-corporate U.S. Holders would not qualify as “qualified dividend income” eligible for preferential rates.
Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on your circumstances, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. Notwithstanding the foregoing, if (a) we are 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of our earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale, Exchange or Other Disposition of Ordinary Shares
A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized by the U.S. Holder from such disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period at the time of the sale, redemption or other taxable disposition of our ordinary shares is more than one year, in which case in the case of a non-corporate U.S. Holder, such long-term capital gain will generally be taxed at a lower rate than the tax rates applicable to ordinary income. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Any gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of ordinary shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, retirement, redemption, or other taxable disposition of ordinary shares.
PFIC Status
The foregoing discussion assumes that we are not and will not become a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes.
A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the average quarterly aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.
We believe that we were not a PFIC for the 2019 taxable year and do not expect to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether we will be a PFIC in 2020 or for any future taxable year, in particular because our PFIC status for any taxable year will generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time, and our revenues, which have been, and may continue to be, negatively impacted by the COVID-19 outbreak.
If we were found to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of ordinary shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.
If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds our ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.

A U.S. Holder owning shares in a PFIC (or a corporation that might become a PFIC) may be able to avoid or mitigate the adverse tax consequences of PFIC status by making certain elections, including “qualified electing fund” or “mark-to-market” elections, if deemed appropriate based on guidance provided by its tax advisor. If we are found to be a PFIC, we will use reasonable efforts to provide any information reasonably requested by a U.S. Holder in order to make such elections.
U.S. Holders are urged to consult their tax advisors regarding the tax consequences that would arise if we were a PFIC.
U.S. Federal Income Taxation of Non-U.S. Holders
Distributions
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us on our ordinary shares unless the income is effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so provides, the dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S. or a “fixed base”), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange, Redemption, or other Taxable Disposition of Ordinary Shares
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our ordinary shares, unless either:
•
the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base”; or

•
the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the sections above under “— U.S. Federal Income Taxation of U.S. Holders,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
In general, payments of distributions on our ordinary shares to a non-corporate U.S. Holder and proceeds of a disposition of our ordinary shares by a non-corporate U.S. Holder will be subject to U.S. federal income tax information reporting requirements. Such amounts may also be subject to U.S. federal backup withholding if you are a non-corporate U.S. Holder and you:
•
fail to provide us with an accurate taxpayer identification number;

•
are notified by the IRS that you have become subject to backup withholding because you previously failed to report all interest or dividends required to be shown on your federal income tax returns; or

•
fail to comply with applicable certification requirements.

A Non-U.S. Holder that receives distributions on our ordinary shares, or sells our ordinary shares through the U.S. office of a broker, or a non-U.S. office of a broker with specified connections to the United States, may be subject to backup withholding and related information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or otherwise establishes an exemption.
Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.
Certain Reporting Requirements
Individual U.S. Holders (and to the extent provided in IRS guidance, certain individual non-U.S. Holders and certain U.S. Holders that are entities) who hold interests in any “specified foreign financial asset” (as defined in Section 6038D of the Code) are generally required to file an IRS Form 8938 as part of their U.S. federal income tax returns with information relating to the asset for each taxable year in which the average quarterly aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable U.S. Treasury regulations). “Specified foreign financial assets” generally include, among other assets, ordinary shares unless the shares are held through an account maintained with a U.S. “financial institution” (as defined in Section 1471(d)(5) of the Code). Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. You should consult your tax advisors regarding your reporting obligations under this legislation.

PLAN OF DISTRIBUTION
We may offer and sell the ordinary shares covered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the ordinary shares covered by this prospectus includes any method permitted by law, including, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell all or a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out its short positions;

•
sell securities short and redeliver such shares to close out the short positions;

•
enter into option or other types of transactions that require the delivery of ordinary shares to the underwriters, a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•
loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The ordinary shares covered by this prospectus may be sold:
•
on any national securities exchange on which the ordinary shares may be listed at the time of sale;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of ordinary shares will state the terms of the offering of the ordinary shares, including:
•
the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchange or markets on which the securities may be listed; and

•
other material terms of the offering.

The offer and sale of the ordinary shares described in this prospectus, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any underwriters, dealers, agents and remarketing firms that participate in the distribution of the ordinary shares may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the ordinary shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
We and other persons participating in the sale or distribution of the ordinary shares will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the ordinary shares by us or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of us or any of our affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.
We are not restricted as to the price or prices at which we or they may sell the ordinary shares. Sales of such ordinary shares may have an adverse effect on the market price of the ordinary shares. Moreover, it is possible that a significant number of ordinary shares could be sold at the same time, which may have an adverse effect on the market price of the ordinary shares.
We cannot assure you that we will sell all or any portion of the ordinary shares offered hereby.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the ordinary shares for their own account. The underwriters may resell the ordinary shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We may offer the ordinary shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of ordinary shares, the obligations of the underwriters to purchase the offered ordinary shares will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the ordinary shares of the series offered if any of the ordinary shares are purchased, unless otherwise specified in connection with any particular offering of ordinary shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the ordinary shares. Unless otherwise specified in connection with any particular offering of ordinary shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the ordinary shares to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the ordinary shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the ordinary shares. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive outstanding ordinary shares in consideration for the ordinary shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell ordinary shares covered by this prospectus to hedge their positions in these outstanding ordinary shares, including in short sale transactions. If so, the underwriters or agents may use the ordinary shares received from us under these arrangements to close out any related open borrowings of ordinary shares.
Dealers
We may sell the ordinary shares to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such ordinary shares to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the ordinary shares directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase ordinary shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions
In connection with any offering of ordinary shares, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell ordinary shares in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ordinary shares in excess of the number of ordinary shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of ordinary shares made in an amount up to the number of ordinary shares represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of ordinary shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of ordinary shares, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of ordinary shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Walkers (Bermuda) Limited will pass upon the validity of any ordinary shares sold under this prospectus. Kirkland & Ellis LLP, New York, New York, will pass upon certain matters relating to U.S. federal income tax considerations.
EXPERTS
The financial statements incorporated in this prospectus by reference to Norwegian Cruise Line Holdings Ltd.’s Current Report on Form 8-K dated May 5, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Norwegian Cruise Line Holdings Ltd. for the year ended December 31, 2019, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

16,666,667 Ordinary Shares
NORWEGIAN CRUISE LINE HOLDINGS LTD.

Prospectus Supplement

Joint Book-Running Managers
J.P. Morgan
Citigroup
Goldman Sachs & Co. LLC
Barclays
Mizuho Securities
UBS Investment Bank
Co-Managers
BNP PARIBAS
Credit Agricole CIB
HSBC
SOCIETE GENERALE
July 16, 2020